Exhibit 10.8

Execution Version

LOAN AND SECURITY AGREEMENT

by and between

WELLS FARGO EQUIPMENT FINANCE, INC.

and

NAVISTAR FINANCIAL CORPORATION

dated as of

December 16, 2009

TABLE OF CONTENTS

1.	Defined Terms	1
2.	Advance of Loan	1
	2.1 Loan	1
	2.2 Promissory Note	1
3.	Payments and Security	2
	3.1 Interest	2
	3.2 Payments	2
	3.3 Prepayments	2
	3.4 Other Payment Terms	3
	3.5 Change in Circumstances	4
	3.6 Taxes on Payments	4
	3.7 Collateral; Custodian and Collateral Agent	5
4.	Conditions Precedent	6
	4.1 Closing	6
	4.2 Additional Conditions	8
5.	Representations and Warranties	8
	5.1 Status of Borrower	8
	5.2 Power and Authority	8
	5.3 Enforceability	9
	5.4 No Violation.	9
	5.5 Litigation	9
	5.6 Consents	9
	5.7 Conflicts	9
	5.8 Portfolio Documents	10
	5.9 Title and Liens	14
	5.10 The Financed Vehicles	15
	5.11 USA Patriot Act	16
	5.12 Solvency	16
	5.13 No Misstatement; Omission	16
6.	Covenants of Borrower	16
	6.1 Existence	16
	6.2 Notice of Default	17
	6.3 Payment of Taxes	17
	6.4 Compliance with Laws Generally	17
	6.5 Liens	17
	6.6 Further Assurances	18
	6.7 Portfolio Undertakings	18
	6.8 Indemnity	20
	6.9 USA Patriot Act	21
	6.10 Environmental Covenants	21
	6.11 Monthly and Quarterly Reports	21
7.	Default	23
	7.1 Events of Default	23
8.	Remedies	24

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	8.1 Acceleration	24
	8.2 Additional Rights and Remedies	25
	8.3 Additional Remedy Provisions	26
	8.4 Lender’s Right to Perform	27
	8.5 Power of Attorney	27
9.	Governing Law; Jurisdiction; Jury Trial Waiver	28
	9.1 Governing Law	28
	9.2 Jurisdiction	28
	9.3 Jury Trial Waiver	28
10.	Miscellaneous	29
	10.1 Entire Agreement	29
	10.2 Survival	29
	10.3 Severability; Construction	29
	10.4 Notices	30
	10.5 Successors and Assigns	30
	10.6 Counterparts	30
	10.7 Expenses	31
	10.8 Usury	31
	10.9 Brokers	31
	10.10 Waiver	32

Schedule A – Description Of Portfolio

Annex A	–	Definitions
Annex B	–	Amortization Schedule
Annex C	–	Lender’s and Borrower’s Wire Transfer Instructions
Annex D	–	Form of Compliance Certificate
Annex E	–	Form of Portfolio Documents
Annex F	–	Notice of Assignment

ii

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of December 16, 2009, by and between WELLS FARGO EQUIPMENT FINANCE, INC., a Minnesota corporation, its successors and assigns (“Lender”), and NAVISTAR FINANCIAL CORPORATION, a Delaware corporation, its successors and permitted assigns (“Borrower”).

WHEREAS,

Borrower has entered into those certain Retail Notes (as defined herein) transactions and has become the beneficial owner of the right, title and interest of Navistar Leasing Company in and to those certain Retail Leases (as defined herein) transactions, including, without limitation, all rights to receive payments and all collateral therefor, described in Schedule 1 attached hereto.

Upon the terms and conditions set forth herein, Borrower now desires to borrow, and Lender is willing to make to Borrower, the Loan secured by a first priority security interest in and lien on the Portfolio (as defined herein) of Retail Notes and Retail Leases described in Schedule 1 attached hereto and certain other collateral described herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Annex A attached hereto and made a part hereof. Any term used in the UCC and not defined in this Agreement has the meaning given to the term in the UCC, as now or hereafter adopted.

2. Advance of Loan.

2.1 Loan. On the terms and conditions hereinafter set forth, the parties agree that Lender shall make a loan to Borrower in the principal amount set forth in Annex B attached hereto (the “Loan”); and Borrower hereby authorizes and directs Lender to pay the amount of the Loan to the Borrower at Borrower’s account specified on Annex C attached hereto.

2.2 Promissory Note. The obligation of Borrower to repay the Loan shall be evidenced by a Promissory Note payable by Borrower to the order of Lender in the original principal amount of the Loan (as amended, restated, supplemented, renewed and extended from time to time, the “Note”). The Loan shall bear interest, be payable and mature as set forth in the Note.

3. Payments and Security.

3.1 Interest.

(a) Interest Rate. Borrower shall pay interest on the unpaid principal amount of the Loan from the date on which the Loan proceeds are disbursed until paid in full, at the Interest Rate, payable on each Repayment Date as specified on Annex B attached hereto and made a part hereof and on the Maturity Date. Upon acceleration of the Loan pursuant to Section 8.1 of this Agreement, Borrower shall pay on demand interest on the unpaid principal amount of the Loan and other amounts then due and payable to Lender under the Transaction Documents at the Default Rate, from the date of the applicable Event of Default until the earlier of (x) the date such Event of Default no longer exists or (y) the Loan is repaid in full.

(b) Calculating Interest. Interest for any period under this Agreement or the other Transaction Documents shall (1) include the first day of such period and exclude the last day of such period, and (2) be calculated on the basis of a 360-day year consisting of 12 months of 30 days; provided, that interest from the Closing Date until the first Repayment Date shall be paid on January 19, 2010.

3.2 Payments.

(a) Principal and Interest. Until the Loan shall be repaid, prepaid or discharged in full under the provisions of this Agreement, Borrower shall repay the Loan (1) in installments consisting of principal and accrued interest on the unpaid principal amount of the Loan payable on each Repayment Date as specified on Annex B attached hereto and made a part hereof, and (2) a final installment on the Maturity Date in the amount of all unpaid principal, and all interest then outstanding, together with any and all other fees, expenses, and costs due Lender under this Agreement, the Note, and the Transaction Documents. All interest that is not paid when due shall be due on demand.

(b) Application of Loan Payments. All amounts from time to time received by Lender under this Agreement and the Note shall be applied: first, to any unpaid out-of-pocket costs or expenses of Lender incurred in connection with or arising out of (i) any request by the Borrower to amend, confirm or consent to any matter with regard to, or to otherwise take any action with respect to, the Transaction Documents, the Portfolio Documents, the Financed Vehicles or any other Collateral, (ii) any action taken by Lender that it is expressly authorized to take under any Transaction Document, or any Portfolio Document (either directly or as assignee thereof), and (iii) the failure of the Borrower to comply with Section 6.8 hereof; second, to unpaid late charges payable pursuant to the Note; third, to any interest then due and payable on the Note; fourth, to principal in accordance with the Note; and fifth, to any other Obligations then due and payable.

3.3 Prepayments.

(a) Mandatory Prepayments. Borrower shall prepay the Loan at the times and in the amounts required pursuant to Section 6.11(b)(x) of this Agreement.

(b) Optional Prepayments. Except (i) as expressly provided in this Section 3.3(b) and Section 3.6, and (ii) with funds on deposit in the Cash Collateral

Account, Borrower may not prepay the Loan during the first eighteen (18) months of the Loan. Thereafter, the Borrower may prepay the then outstanding principal amount of the Loan in full, but not in part, together with all accrued and unpaid interest thereon and any other amounts then due and owing under this Agreement (it being understood that no Make Whole Amount shall be payable in connection with a prepayment pursuant to this sentence or with respect to the application of funds on deposit in the Cash Collateral Account). Prior to the eighteenth (18th) month of the term of the Loan, upon either (x) an Event of Default shall have occurred and the Lender shall be exercising remedies or (y) a Servicer Default shall have occurred and the Lender has delivered to Servicer a Termination Notice, the Borrower may prepay the then outstanding principal amount of the Loan in full, but not in part, together with the Make Whole Amount, all accrued and unpaid interest thereon, and any other amounts then due and owing under this Agreement.

3.4 Other Payment Terms.

(a) Reinstatement. To the extent Borrower makes a payment or Lender receives any payment or Proceeds of the Collateral for Borrower’s benefit that is subsequently invalidated, set aside or required to be repaid to Borrower or any other Person, then, to such extent, the Obligations intended to be satisfied shall be revived and continue as if such payment or Proceeds had not been received by Lender. Lender’s records as to the outstanding principal balance at any time, including any restored principal pursuant to this Section 3.4(a), shall be deemed correct absent manifest error.

(b) Place and Manner.

(1) All payments required to be made to Lender hereunder, under the Note, or under any other Transaction Document shall be made on or before the date due in Dollars by wire transfer in good, immediately available funds to the applicable account designated by Lender on Annex C attached hereto and made a part hereof (or to such other account as Lender shall have specified in writing to Borrower not less than three (3) Business Days prior to any payment).

(2) All payments by Borrower under this Agreement, the Note, or under any other Transaction Document shall be made without deduction by reason of any defense, setoff, recoupment, or counterclaim of any kind, nature, or description whatever; provided, however, that in the event that on any Repayment Date Borrower has paid an amount greater than what was due and payable by Borrower on such Repayment Date, unless Lender returns the portion of such payment in excess of the amount due and payable on such Repayment Date, Borrower may reduce the next payment due and owing by Borrower in an amount equal to such excess.

(c) Non-Business Days. All payments falling due on a non-Business Day shall be paid on the next succeeding Business Day and, if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension (but for the avoidance of doubt, interest shall continue to accrue on all other amounts outstanding under the Transaction Documents during such extension).

(d) Overdue Payments. Should Borrower fail to pay any amount on the due date for payment thereof, whether by acceleration, prepayment or otherwise, then in addition to any other amount or fees which may become payable hereunder, under the Note, or under any other Transaction Document, Borrower shall pay, without duplication of the interest owed pursuant to Section 3.1, interest on such sum from the due date up to and including the date of actual payment at an annual interest rate equal to the Default Rate.

(e) Prohibition on Reborrowing. Once repaid or prepaid, as the case may be, principal amounts cannot be reborrowed.

3.5 Change in Circumstances.

(a) Beyond Control. Lender shall not be held responsible for any loss or damage resulting from a legal enactment or any measure of a public authority, or war, or strike, or boycott, or blockade or any other cause beyond its control.

(b) Increased Costs. Notwithstanding anything to the contrary herein contained, but without prejudice to all other rights and obligations hereunder, if at any time an event should occur or circumstances arise or a state of affairs exist to which the provisions of any of Sections 3.5(a) or 3.6 hereof apply, then each party hereby undertakes to the other to consult and cooperate in good faith with that other party and use all reasonable endeavors to undertake such measures (including, without limitation, the transfer of the Loan to an affiliate or subsidiary of Lender located in another jurisdiction) as may be lawful and reasonably practicable (at no cost to Lender and provided always that Lender’s interests hereunder are not thereby materially prejudiced) to avoid or mitigate the effects of such event, circumstances or state of affairs.

3.6 Taxes on Payments.

All payments under this Agreement shall be made free and clear of and without deduction for, any taxes (other than those based on or measured by Lender’s net income or receipts, franchise taxes and taxes on doing business, taxes in the nature of a minimum or alternative minimum tax or a tax on or measured by items of tax preference) now or hereafter imposed by or within any Governmental Authority or pursuant to any governmental rule or regulation or any administrative subdivision or taxing authority thereof or herein, respectively, unless Borrower is compelled by law to deduct or withhold such taxes, in which event Borrower shall pay to Lender such additional amounts as shall result in the effective receipt by Lender of the gross amount of all sums due Lender hereunder and under the Note had no such deduction or withholding been made; provided, however, that Borrower shall have no obligation to pay any additional amount with respect to United States withholding taxes imposed as a result of any transfer, assignment or grant of a participation in Lender’s rights hereunder to a foreign party; and, provided, further, that in the event that Borrower is required to make a payment of a material amount to Lender pursuant to this Section 3.6, Borrower may exercise its prepayment rights under Section 3.3(b).

3.7 Collateral; Custodian and Collateral Agent.

As security for the payment as and when due of the Obligations, Borrower hereby collaterally assigns, transfers, and conveys to Lender, and grants a security interest to Lender in, all of Borrower’s rights, title and interest in, to and under the following, whether now owned or hereafter acquired (collectively, the “Collateral”): (a) the Retail Notes set forth in the Composite Schedule of Contracts and the Related Retail Note Assets associated with such Retail Notes; (b) the Series 2009-WFEFI Portfolio Interest and the beneficial interest in the Series 2009-WFEFI Portfolio Assets, including the Retail Leases set forth in the Composite Schedule of Contracts, the Related Titling Trust Assets associated with such Retail Leases and the Series 2009-WFEFI Portfolio Certificate; (c) any and all payments due under the Retail Notes and Retail Leases after the Cutoff Date; (d) all of Borrower’s right, title and interest in and to the Collection Account and the Cash Collateral Account and any amounts from time to time in such accounts; (e) the Portfolio Documents, including, among other things, the right to receive notices and financial information, to give or withhold consents or waivers, to declare or waive any default and/or exercise all remedies thereunder and to take any and all other actions associated with the Portfolio Documents or the Financed Vehicles; and (f) all Proceeds of the foregoing. Notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing, Borrower shall be entitled to exercise the rights of Borrower, as lessor and lender, pursuant to the Portfolio Documents, and, provided that no Event of Default has occurred and is continuing, Borrower may retain any amounts it receives by exercising such rights. Until all Obligations have been indefeasibly paid in full or the Servicer Termination Date, Lender appoints Borrower, and Borrower agrees to act, as Lender’s custodian and collateral agent with respect to the Collateral for all purposes of this Agreement and shall not take any action in connection with the servicing of the Collateral. Lender acknowledges and agrees that the Navistar Purchase Obligations are personal to Borrower and only the proceeds of such rights have been pledged to Lender, and that Lender is not and is not intended to be a third-party beneficiary of such rights, and accordingly, such rights will not be exercisable by, enforceable by or for the benefit of, or preserved for the benefit of Lender.

4. Conditions Precedent.

The obligation of Lender to make the Loan is expressly conditioned upon fulfillment, to the reasonable satisfaction of Lender and its counsel, of the following conditions precedent:

4.1 Closing.

On or prior to the date on which Lender is to make the Loan hereunder (the “Closing Date”), Borrower shall cause to be done or provided to Lender, as the case may be, the following:

(a) Transaction Documents. This Agreement, the Note, the Account Control Agreement, and the Notice of Assignment duly executed on behalf of Borrower.

(b) Computer Files Marked; Portfolio Information. Borrower shall, at its own cost and expense, on or prior to the Closing Date, (i) indicate in its computer files created in connection with the Portfolio that Borrower has granted a security interest in the applicable Collateral to Lender pursuant to this Agreement and (ii) certify to Lender that the data contained in the email referenced in Schedule A attached hereto contains a true, correct and complete description of the name of each Portfolio Obligor, such Portfolio Obligor’s address and taxpayer identification number, contract number, remaining number of payments, the amount of each remaining payment, the due date for payments (whether monthly or quarterly), the loan type, the vehicle identification number of the Financed Vehicle that is the subject of the transaction, and whether such Portfolio Document is an Idealease Transaction.

(c) Portfolio Documents. Borrower shall confirm in writing to Lender that (1) Borrower (including in its capacity as servicer or custodian) has in its possession chattel paper original of the Retail Notes and Retail Leases contained in the Portfolio Documents; and (2) Borrower has delivered a data tape to the Lender and Backup Servicer containing detailed information with respect to the Portfolio. Borrower shall deliver to Lender the Series 2009-WFEFI Portfolio Certificate and copies of all other Form Portfolio Agreements certified by the Borrower as true and correct copies thereof.

(d) Acquisition of Leased Vehicles. Evidence satisfactory to Lender as to the Titling Trust’s title to the Leased Vehicles and the Borrower’s acquisition of beneficial ownership of the Retail Leases (to the extent not already originated or owned by the Borrower prior to the Closing Date).

(e) Good Standing Certificate. A good standing certificate with respect to the Borrower from the Secretary of State of the State of Delaware.

(f) Officer’s Certificate. A certificate for Borrower executed by its Secretary or other authorized representative certifying: (i) that the execution, delivery and performance of this Agreement and the other Transaction Documents, and the entry by Borrower into the transactions contemplated hereby and thereby, have been duly authorized; (ii) the name(s) of the Person(s) authorized to execute and deliver such documents on behalf of Borrower, together with specimen signature(s) of such Person(s); and (iii) Borrower’s organizational documents.

(g) Opinions. A favorable opinion dated the Closing Date and addressed to Lender, covering customary matters in respect of Borrower, including (but not limited to) valid existence, good standing, due authorization, execution and delivery, no violation of law, validity and enforceability of the Transaction Documents, and as to the validity and (to the extent it can be perfected by the filing of a financing statement in the State of Delaware pursuant to the UCC (“Code Collateral”)) perfection of a security interest in favor of Lender in the Collateral, in form and substance reasonably satisfactory to Lender, of counsel to Borrower reasonably satisfactory to Lender (which counsel may be in-house counsel).

(h) UCC Filing. On or prior to the Closing Date, Borrower shall record and file, at its own cost and expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, naming Borrower as debtor, naming Lender as secured party, naming the Collateral as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect under the UCC the security interest in the Code Collateral granted by Borrower to Lender. Borrower shall deliver to Lender a copy, or other evidence satisfactory to Lender of such filings, to Lender on or prior to the Closing Date.

(i) UCC Searches; UCC Amendments; Terminations and Disclaimers. Lender shall have received UCC search results from the appropriate office in the State of Delaware, as well as federal and Delaware tax liens and judgments, showing no other lien on the Collateral or any such tax lien.

(j) Revolver. Borrower shall furnish to Lender a true and correct copy of the Credit Agreement, which Credit Agreement shall be (or will concurrent with the advance of the Loan be) (x) in full force and effect, (y) in a maximum principal amount available thereunder of not less than $815,000,000 and with a scheduled maturity no sooner than December 15, 2012, and (z) substantially similar to the prior documentation between the parties to the Credit Agreement.

(k) Sale Facility. Borrower, Lender and Navistar Financial Asset Sales Corp. shall have each executed and delivered the Note Purchase Agreement, and the sale transaction contemplated by such agreement shall be (or will concurrent with the advance of the Loan be) completed.

(l) Intercreditor Agreement. Lender shall have received the Intercreditor Agreement, dated as of the Closing Date, among Lender, Borrower, Deutsche Bank Trust Company Americas, as Trustee, and JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement, duly executed and delivered by each party thereto.

(m) Letter Agreement. Lender shall have received the Letter Agreement, dated as of the Closing Date, between Borrower and Lender, duly executed and delivered by each party thereto.

(n) Additional Documents. Such other documents, agreements, instruments, certificates, opinions and assurances as Lender reasonably may require.

4.2 Additional Conditions.

On or prior to the Closing Date, the following conditions must be satisfied:

(a) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations or financial condition of Borrower since the financial statements of Borrower for the quarter ended July 31, 2009.

(b) Event of Default. No default hereunder or under any other Transaction Document shall have occurred and be continuing.

(c) Title; No Liens or Encumbrances. Borrower shall own the Collateral; and the Collateral shall be free and clear of all Liens except for Permitted Liens, and Lender shall have received such lien searches, consents, waivers, releases, or the like as it shall deem necessary or desirable to establish the same.

(d) Representations and Warranties. All of the representations and warranties of Borrower in this Agreement, or in any of the other Transaction Documents, shall have been true and correct, in all material respects, when made, and shall remain true and correct, in all material respects, on the date of the Loan.

5. Representations and Warranties.

Borrower hereby represents and warrants to Lender that:

5.1 Status of Borrower.

Borrower is a corporation, duly formed and validly existing in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in each state in which the nature of its business and/or the performance of its obligations under the Transaction Documents may require. Borrower’s address of its chief executive office, jurisdiction of incorporation and organizational number are specified under its signature hereto, and its exact legal name is as set forth in the preamble to this Agreement.

5.2 Power and Authority.

Borrower has the requisite power and authority to own its properties, to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Collateral and to enter into and carry out the transactions contemplated by, and to execute, deliver and perform its obligations under, this Agreement and the other Transaction Documents. The execution, delivery and performance of the Portfolio Documents, this Agreement and the other Transaction Documents have been duly authorized by all necessary action on the part of Borrower. Borrower has the power and authority to own, lease and mortgage the Collateral.

5.3 Enforceability.

This Agreement and the other Transaction Documents constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with the terms hereof and thereof, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

5.4 No Violation.

The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of Borrower, or any indenture, agreement, mortgage, deed of trust or other instrument to which Borrower is a party or by which it is bound, or result in the creation or imposition of any Lien other than Permitted Liens upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law or, to the knowledge of Borrower, any order, rule or regulation applicable to Borrower of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Borrower or any of its properties.

5.5 Litigation.

There is no action, suit or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property at law or in equity, before or by any court, regulatory body, administrative agency or other Governmental Authority that brings into question the validity of, or is reasonably likely to have a Material Adverse Effect on, the execution, delivery or performance by Borrower of this Agreement, the Note or any of the other Transaction Documents.

5.6 Consents.

No permit, consent, approval or authorization of, or declaration to or filing with, giving notice to, registration with, or taking any other action in respect of any Governmental Authority is required for the execution, delivery or performance by Borrower of any of the Transaction Documents, other than the making of a UCC filing with the appropriate UCC filing office at the Secretary or State of the State of Delaware.

5.7 Conflicts.

The execution, delivery and performance by Borrower of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (i) do not contravene in any material respect any provision of Applicable Law, any order of any court or other Governmental Authority or any of the organizational documents of Borrower, and (ii) do not materially conflict and are not materially inconsistent with, and will not result (with or without the giving of notice or passage of time or both) in the material breach of or constitute a default or require any consent under, or result in the creation of any Lien (other than a Permitted Lien) upon the Collateral under any credit agreement, indenture, mortgage, purchase agreement, deed of trust, security agreement, lease, guaranty or other instrument to which Borrower is a party, by which Borrower may be bound, or to which Borrower or its property (including, without limitation, the Collateral) may be subject.

5.8 Portfolio Documents.

(a) Each of the Portfolio Documents to which Borrower is party has been duly authorized and executed on behalf of Borrower and, to the best knowledge of Borrower, the other parties thereto, and constitutes the genuine, legal, valid and binding obligation of Borrower and, to the best knowledge of Borrower, the other parties thereto, and is enforceable in accordance with the terms thereof, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b) No right of rescission, setoff, counterclaim or defense has been asserted or to the best knowledge of Borrower threatened with respect to any Portfolio Document. Each Portfolio Document is free from all defenses, set-offs and counterclaims.

(c) There are no agreements or understandings respecting any of the Portfolio Documents or the Financed Vehicles, oral or written, between Borrower and the Portfolio Obligors other than those expressed in the Portfolio Documents. There has been no Material Modification of any Portfolio Document except as disclosed in writing to Lender. Each Portfolio Document is substantially in the form of one of the Form Portfolio Agreements. No Portfolio Obligor is as of the Reporting Date the subject of a bankruptcy or insolvency proceeding. As of the Reporting Date, no Portfolio Obligor is greater than 120 days past due under the applicable Portfolio Document(s) (measured from the date of any Scheduled Payment). Each Retail Note and Retail Lease is an Eligible Contract.

(d) The Borrower has not heretofore alienated, assigned, granted a Lien in, or otherwise disposed of any interest in the Collateral or conveyed any right to any Person which has not been terminated or released that would result in such Person having a right to payments due under a Portfolio Document or otherwise impaired the rights of Lender in any item of the Portfolio or the proceeds thereof, or the other Collateral, other than (i) the applicable Portfolio Obligor’s rights and interests under the respective Retail Leases and Retail Notes, (ii) the rights and interests of lessees under the Idealease Chattel Paper with respect to Idealease Transactions, (iii) Lender’s Liens under the Transaction Documents, and (iv) Permitted Liens.

(e) (1) To the Borrower’s knowledge all signatures, names, addresses, amounts, and other material statements and facts contained in the Portfolio Documents are true, accurate and complete, (2) (i) except as reflected on the November Portfolio Tape or disclosed to the Lender in writing, no rent or other monies due under the

Portfolio Documents have been prepaid, and (ii) no deposits have been made by any Portfolio Obligor under any Portfolio Document, (3) no payment due and owing by any Portfolio Obligor is subject to any defense, claim, counterclaim or offset, including without limitation any claim for breach of warranty, (4) each Portfolio Document was originated in the United States and is payable in U.S. Dollars, (5) no Portfolio Obligor under any of the Portfolio Documents is a governmental authority of the United States or any state or political subdivision thereof, (6) each Portfolio Obligor is a commercial entity and not a “consumer obligor” (as defined in the UCC), and (7) each Retail Lease and Retail Note represents a commercial transaction and not a “consumer transaction” (as defined in the UCC).

(f) All requirements of applicable federal, state and local laws, and regulations thereunder, including without limitation the Equal Credit Opportunity Act, the Federal Reserve Board’s Regulation “B”, the Servicemembers Civil Relief Act, and any applicable bulk sales or bulk transfer law and other equal credit opportunity and disclosure laws, in respect of any of the Portfolio Documents, have been complied with in all material respects, and each such Portfolio Document and the sale or lease of the Financed Vehicle or Financed Vehicles evidenced thereby complied at the time it was originated or made and now complies in all material respects with all applicable laws and regulations and all legal requirements of the jurisdiction in which it was originated or made. No Portfolio Document was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful the security interest in such Portfolio Document granted by Borrower to Lender under this Agreement.

(g) To the Borrower’s knowledge, none of the Financed Vehicles has suffered a casualty or other Event of Loss. As of the Reporting Date, none of the Portfolio Obligor’s obligations under the applicable Portfolio Documents has been satisfied in full, subordinated or rescinded. In the case of the Retail Notes, no Financed Vehicle securing any Retail Note has been released from the Lien of the related Portfolio Document in whole or in part.

(h) All taxes collected by Borrower from the Portfolio Obligors with respect to the Portfolio Documents have been, or when collected in good and indefeasible funds will be, paid by Borrower to the appropriate tax authorities in a timely fashion. The Titling Trust has filed or caused to be filed all tax returns which are required to be filed by the Titling Trust (with respect to itself) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property by any Governmental Authority (other than any amount the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Titling Trust). No notice of any Lien in respect of unpaid taxes or assessments (other than a Permitted Lien) has been filed by any taxing authority against, or otherwise affecting the assets of, the Titling Trust and remains in effect. The Titling Trust has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign business trust.

(i) The Borrower is not in material breach of any of Borrower’s obligations under any Portfolio Document.

(j) All sales, use, property and other taxes that were required to be paid or obtained in connection with the Financed Vehicles have been paid in full.

(k) Each Portfolio Obligor was at the time of origination of the applicable Portfolio Documents in compliance with the insurance requirements of such Portfolio Documents. Under the Servicing Agreement, the Servicer monitors compliance with applicable insurance requirements of the relevant Portfolio Documents in accordance with its customary policies and procedures and the Conflict Standard. The Collateral Agent is named as loss payee and the Titling Trust is named as an additional insured with respect to the insurance policies maintained by each Portfolio Obligor under a Retail Lease. Each Portfolio Obligor on a Portfolio Document is required to maintain a physical damage insurance policy for each Financed Vehicle of the type that Borrower requires in accordance with its customary underwriting standards for the purchase or lease of a Vehicle, unless Borrower has in accordance with its customary procedures permitted a Portfolio Obligor to self insure such Financed Vehicle.

(l) There is only one original executed copy of each Portfolio Document constituting chattel paper. Borrower (including in its capacity as servicer or custodian) has sole possession of all chattel paper of each lease and/or lease schedule in the Portfolio Documents (other than any Idealease Chattel Paper). Borrower has marked its computer records relating to each item of the Portfolio to show that a security interest in such item of the Portfolio has been granted to Lender by Borrower hereunder. No Portfolio Document, or constituent part thereof, constitutes a “negotiable instrument” or “negotiable document of title” (as such terms are used in the UCC).

(m) To the extent there are or were at any time multiple Portfolio Obligors with respect to any item of the Portfolio, other than in the ordinary course of Borrower’s business or as disclosed to Lender in writing, Borrower has not released any such Portfolio Obligor.

(n) Each Portfolio Document has been serviced in conformity with all applicable laws, rules and regulation and in conformity with Borrower’s policies and procedures, in each case, in all material respects and subject to the Conflict Standard.

(o) No notice or consent from any Portfolio Obligor is necessary to effect the security interest in the Portfolio and other Collateral granted by Borrower to Lender pursuant to this Agreement.

(p) Each Retail Lease and Retail Note:

(1) (A) in the case of a Retail Note transaction, was originated or acquired by Borrower in substantially the form of one of the Form Portfolio Agreements to finance a retail purchase by a retail customer or a refinancing of Financed Vehicles by a retail customer and (B) in the case of a Retail Lease transaction, was originated or acquired by the Titling Trust or one or more of its Affiliates for the retail lease of one or more Financed Vehicles, and in each case, (A) and (B), was fully and properly executed by the parties thereto;

(2) in the case of a Retail Note transaction, has created or shall create a valid, binding and enforceable first priority security interest in favor of Borrower in each of the Financed Vehicles related thereto, which security interest will be validly assigned by Borrower to Lender hereunder;

(3) in the case of an Idealease Transaction, has created or shall create a valid, binding and enforceable first priority security interest in favor of Borrower in each item of collateral related thereto (including, without limitation, the applicable Financed Vehicle and Idealease Chattel Paper), by the filing of a UCC financing statement in the applicable jurisdiction of the applicable Portfolio Obligor, noting the Borrower’s lien on the title to such Financed Vehicle, and marking such of the Idealease Chattel Paper as the Borrower’s credit policies as of the applicable originate date require, all of which security interests will be validly assigned by Borrower to Lender hereunder;

(4) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

(5) in the case of a Retail Lease, is a Finance Lease or a TRAC Lease in substantially the form of one of the Form Portfolio Agreements;

(6) in the case of a Retail Note, shall yield interest at the Annual Percentage Rate and comes from one of the following categories, which differ in their provisions for the payment of principal and interest: Equal Payment Fully Amortizing Receivables, Equal Payment Skip Receivables, Equal Payment Balloon Receivables, Level Principal Fully Amortizing Receivables, Level Principal Skip Receivables, Level Principal Balloon Receivables, or Other Receivables. “Equal Payment Fully Amortizing Receivables” are Receivables that provide for equal monthly payments that fully amortize the amount financed over its original term to maturity. “Equal Payment Skip Receivables” are Receivables that provide for equal monthly payments in eleven or fewer months of each twelve-month period that fully amortize the amount financed over its original term to maturity. “Equal Payment Balloon Receivables” are Receivables that provide for equal monthly payments except that a larger payment becomes due on the final maturity date for such Receivables. “Level Principal Fully Amortizing Receivables” are Receivables that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivables Balances. “Level Principal Skip Receivables” are Receivables that provide for monthly payments in eleven or fewer months of each twelve-month period consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivables Balances. “Level Principal Balloon Receivables” are Receivables that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivables Balances, except that a larger principal payment becomes due on the final maturity date for such Receivables. “Other Receivables” are Receivables not described above, including Receivables that provide for level monthly payments in eleven or fewer months of each twelve-month period that amortize a portion of the amount financed over its original term to maturity with a larger payment that becomes due on the final maturity date for such Receivables;

(7) such Retail Lease or Retail Note was originated or acquired in the ordinary course of business in accordance with Borrower’s underwriting standards; and

(q) The information contained in the data sent in the email referenced in Schedule A relating to the Portfolio is true, correct and complete in all material respects, and Borrowers agrees that Borrower will include a compact disc containing the electronic files referenced in such email in the sets of closing documents Borrower will prepare and send to Lender after the Closing Date.

5.9 Title and Liens.

(a) In the case of a Retail Note, Borrower has good and marketable title to the Portfolio Documents constituting such Retail Note and the other Collateral related thereto, free and clear of all Liens except for the Liens of Lender created hereunder, the respective rights of the Portfolio Obligors under the applicable Portfolio Documents and such other Liens as are permitted to exist under such Portfolio Documents and any other Permitted Liens. In the case of each Retail Note, such Retail Note is secured by a validly perfected first priority security interest in the related Financed Vehicle or, in the event any such Retail Note is secured by more than one

Financed Vehicle, in each related Financed Vehicle, each in favor of Borrower as secured party, or all necessary and appropriate action had been commenced that will result, in the valid perfection of a first priority security interest in each related Financed Vehicle in favor of Borrower as secured party in each case (except for Permitted Liens).

(b) In the case of a Retail Lease, (A) each such Leased Vehicle is owned of record by the Titling Trust, (B) the Series 2009-WFEFI Portfolio Certificate has been duly executed and delivered by the General Interest Trustee in accordance with the Titling Trust Agreement, has been duly issued in accordance with the Titling Trust Agreement and is entitled to the benefits afforded by the Titling Trust Agreement, and (C) Borrower has good and marketable title to the Series 2009-WFEFI Portfolio Interest and the Series 2009-WFEFI Portfolio Certificate, free and clear of all Liens (other than Permitted Liens).

(c) In the case of a Retail Lease, each Financed Vehicle related thereto is owned by the Titling Trust (or its nominee) as record owner and any certificate of title or other evidence of ownership of such Financed Vehicle issued by a registrar of titles in the respective jurisdiction in which such Financed Vehicle is registered, relating to each such vehicle is registered in the name of the Titling Trust (or its nominee) (or a properly completed application for such title has been or will be submitted to the appropriate titling authority) with a notation of Lien thereon in favor of the Collateral Agent.

(d) Upon filing of UCC financing statements (including, without limitation, UCC-1 financing statements as contemplated by this Agreement) with the appropriate office in the State of Delaware describing the Collateral, all filings, recordings or other actions necessary or desirable in order to establish a duly recorded first priority lien over the Financed Vehicles and the Portfolio Documents and the Collateral, to the extent a lien on the Collateral can be perfected by the filing of a financing statement in the State of Delaware pursuant to the UCC. Borrower has the power to grant the security assignment, security interest and other interests constituting Lender’s Lien in the Collateral.

(e) There are, to the Borrower’s knowledge, no Liens or claims that have been filed for work, labor or materials affecting any Collateral that are or may be prior to, or equal or coordinate with, the security interest granted hereby to the Lender in the Collateral (except for Permitted Liens).

5.10 The Financed Vehicles.

Each Financed Vehicle has been delivered to the applicable Portfolio Obligor, and unconditionally, irrevocably and fully accepted by such Portfolio Obligor under the applicable Portfolio Documents. Each Financed Vehicle to which a Portfolio Document relates was a Vehicle at the time the related Portfolio Obligor executed the related Portfolio Documents.

5.11 USA Patriot Act.

(a) All of the written information that Borrower has provided in connection with the Loan was true, correct and complete in all material respects at the time it was given;

(b) Borrower is entering into this Agreement, the other Transaction Documents and the transaction contemplated hereby and thereby solely for its own account, risk and beneficial interest and not for the account or beneficial interest of any third party;

(c) Borrower is not an individual, entity or organization identified on (i) any Office of Foreign Assets Control (“OFAC”) “watch list”, including, without limitation, OFAC’s list of Specially Designated Nationals and Blocked Persons, or (ii) any Federal Bureau of Investigation “watch list” or Bureau of Industry and Security list of unverified persons or denied persons, and it is not an affiliate of any kind with such an individual, entity or organization;

(d) Borrower does not have a shell bank or offshore bank; and

(e) Borrower is not a Person resident in, or whose funds are transferred from or through, or has operations in, a jurisdiction identified as non-cooperative by the Financial Action Task Force or sanctioned by OFAC.

5.12 Solvency.

Borrower is solvent and, upon the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, will be solvent.

5.13 No Misstatement; Omission.

In furtherance and not in limitation of Sections 5.7 and 5.8 of this Agreement, the written information given by Borrower in relation to this Agreement or any other Transaction Document taken as a whole does not contain any material misstatement of fact or knowingly omits to state a material fact which would be materially adverse to the rights and interests of Lender hereunder, or which would be necessary to make any material statement, representation or warranty contained herein or therein not materially misleading.

6. Covenants of Borrower.

So long as any Obligations remain outstanding, Borrower covenants and agrees as follows:

6.1 Existence.

Borrower shall maintain its existence, good standing and qualification to do business where required for the conduct of its business except when a failure to maintain such qualification would not have a Material Adverse Effect. Borrower covenants and agrees that it shall not without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, enter into any merger (other than a merger in which either (x) the Borrower is the surviving entity or (y) no Change in Control results therefrom) or consolidation with, or sell or transfer all or substantially all of its assets to any entity without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that the successor entity assumes all of Borrower’s obligations hereunder by operation of law, or if not by operation of law, then pursuant to an agreement in form and substance reasonably acceptable to Lender, and immediately after such merger the successor entity is no less creditworthy (as reasonably determined by the Lender) than Borrower was immediately prior to such merger. Borrower shall not change its name, identity, corporate structure or state of incorporation and shall not change its state of location for purposes of Section 9-307 of the UCC, in each case without giving Lender at least ten (10) Business Days’ prior written notice thereof and shall within the time period required file such financing statements or amendments as may be necessary to continue the perfection of Lender’s security interest in the Collateral.

6.2 Notice of Default.

Borrower shall notify Lender promptly in writing of the occurrence of an Event of Default or of any event or condition which, with notice or the passage of time, or both, would constitute an Event of Default, of which it has knowledge, and of the action that Borrower is taking or proposes to take with respect thereto.

6.3 Payment of Taxes.

Borrower shall pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed on it or the Collateral or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except that it will not be required to pay any such tax, assessment, charge or levy if payment thereof is being contested in good faith and by appropriate proceedings, adequate book reserves have been set aside, and the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

6.4 Compliance with Laws Generally.

Borrower shall comply with the requirements of all Applicable Laws, rules, regulations, including, without limitation, all requirements and orders of any court, governmental body or regulatory agency having jurisdiction over it or its property, a breach of which is reasonably likely to have a Material Adverse Effect.

6.5 Liens.

Borrower shall not create, incur, assume or suffer to exist any Lien (including the assignment or sale of the right to receive any income) upon any of the Collateral, except for Permitted Liens. Borrower shall not sell, transfer or assign any of the Collateral, or agree to any sale, transfer or assignment of any of the Collateral, to any

Person other than Lender (except as expressly permitted by the provisions of this Agreement or the Portfolio Documents, including Permitted Liens). Lender’s Lien, including Lender’s security assignment of, and grant of security interest in, against and with respect to, Borrower’s interest in the Financed Vehicles, Portfolio Documents, Proceeds and, as and to the extent applicable, all of the other Collateral, shall have been, and at all times thereafter will remain, a first priority over any other Liens pursuant to all Applicable Laws, except Permitted Liens. Without limiting the foregoing, (w) there are no other Liens registered with respect to any of such Collateral other than Permitted Liens, (x) Borrower will neither suffer nor permit any Liens to be registered with respect to any of such Collateral, except Permitted Liens and any Liens required or expressly permitted by the Transaction Documents, (y) Borrower shall have paid all required fees and taken all actions necessary to enable Lender to register Lender’s Liens with respect to the Collateral that is Code Collateral, and (z) Borrower shall have taken any and all actions necessary for Borrower’s representations and warranties in the Transaction Documents to be and remain true and correct in all material respects and to be and remain in compliance with all of the Obligations.

6.6 Further Assurances.

Borrower shall promptly and duly execute and deliver to Lender such further documents, instruments and assurances and take such further action as Lender may from time to time reasonably request, at Borrower’s sole cost and expense, in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder; including, without limitation, the execution and delivery of any UCC filing describing the Collateral, or other document reasonably required by Lender; and Borrower authorizes Lender to file any and all such filings, as well as any other filings required by Lender (without Borrower executing or otherwise authenticating the same, if and to the extent permitted by Applicable Law), or otherwise reasonably deemed appropriate by Lender, in connection herewith, it being understood that Borrower shall not have any obligations to re-title any Financed Vehicles to reflect Lender’s Lien thereon. Upon Lender’s request after the occurrence and during the continuance of a Material Default, Borrower shall deliver possession to Lender, or cause it to have and maintain control with respect to, any and all Collateral with respect to which such possession or control is necessary or advisable to perfect and give first priority to Lender’s security interest therein.

6.7 Portfolio Undertakings.

(a) Unless Borrower has been replaced as Servicer pursuant to the Servicing Agreement, Borrower shall diligently perform all obligations of the Servicer with respect to the Portfolio Documents pursuant to the terms and conditions of the Servicing Agreement.

(b) Borrower shall prepare and file such financing statements and cause to be prepared and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Lender under this Agreement in the Code Collateral and in the proceeds thereof and hereby authorizes Lender to file any such financing statements or continuation statements relating to all or any part thereof. Borrower shall deliver (or cause to be delivered) to Lender copies of, or filing receipts for, any document filed as provided above, promptly following such filing.

(c) Except for the conveyances hereunder and for Permitted Liens, Borrower shall not sell, pledge, assign or transfer the Collateral to any other Person, or grant, create, incur, assume or suffer to exist any Lien (except any Permitted Lien) on any interest therein, and Borrower shall defend the right, title and interest of Lender in, to and under the Collateral against all claims of third parties.

(d) Notwithstanding any prior termination of the Series 2009-WFEFI Portfolio Supplement, Borrower covenants and agrees that it shall not, prior to the date which is one year and a day after which all obligations under each Portfolio Document have been paid in full, acquiesce, petition or otherwise invoke, or join any other Person in acquiescing, petitioning or otherwise invoking, against the Titling Trust or any Special Purpose Entity, any proceeding in court or with any governmental authority for the purpose of (i) commencing or sustaining a case against the Titling Trust or such Special Purpose Entity under any federal or state bankruptcy, insolvency or similar law, or (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of all or any substantial part of the respective property of the Titling Trust or such Special Purpose Entity, or (iii) ordering the winding up or liquidation of the affairs of the Titling Trust or such Special Purpose Entity.

(e) The Borrower shall instruct each Portfolio Obligor to make all payments under the applicable Portfolio Documents to a lockbox or similar account maintained by the Borrower. The Borrower shall remit to the Account Bank for deposit to the Collection Account all Collections it receives within two Business Days after receipt and identification thereof. The Borrower shall not, without prior written notice to Lender, change the location of or add any lockbox or similar account to which the Borrower directs Portfolio Obligor payments; provided, that any such changes to any lockbox or similar account shall not be subject to any Lien other than the Liens existing on the Closing Date with respect to the then existing lockbox and similar accounts.

(f) Borrower shall, within thirty (30) days after the Closing Date, enter into a written agreement with the Backup Servicer, in form and substance reasonably acceptable to Lender, for provision by the Borrower to the Backup Servicer of a monthly data tape or other electronic data file containing data for the related Monthly Period relating to the Portfolio. Borrower shall provide a copy of such agreement to the Lender. Lender shall be an express third party beneficiary of such written agreement. Borrower and Backup Servicer shall acknowledge and agree in writing that no amendment, waiver or other modification of such agreement shall be made or effective unless Lender is a party to such amendment, waiver or modification. Upon execution, Borrower agrees to keep the agreement with the Backup Servicer or a replacement approved by the Lender in full force and effect at all times so long as any Obligations are outstanding. Upon the Lender’s request after either (x) a Servicer Default or (y) Borrower is not in compliance with the financial covenants in Sections 8.01(a) or (b) of the Credit Agreement (such provisions and related definitions all as in effect as of the Closing Date, without regard to any amendment, waiver, modification, deletion or other revision from time to time in the Credit Agreement after the Closing Date, none of which shall have any force or effect on such sections for purposes of this Agreement), Lender and Borrower shall each reasonably cooperate to enter into an amendment to the Backup Servicing Agreement within thirty (30) days after such event, to expand the Backup Servicer’s role on terms and conditions reasonably acceptable to Lender, Borrower and Backup Servicer; provided, that Borrower’s maximum responsibility for costs and expenses of the Backup Servicer in connection with such backup servicing arrangements shall not exceed $2,000 per month in the aggregate with respect to both this Agreement and the transactions contemplated by the Note Purchase Agreement; and, provided, further, that Borrower’s obligations to provide data or other information to the Backup Servicer pursuant to a revised Backup Servicing Agreement shall not create an undue burden on Borrower.

6.8 Indemnity.

Borrower shall indemnify, protect, save, defend and keep harmless Lender, Lender’s affiliates and all of Lender’s and such affiliate’s respective directors, shareholders, officers, employees, agents, predecessors, attorneys-in-fact, lawyers, successors and assigns (each an “Indemnitee”) on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, demands, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever (collectively, “Claims”) that may be imposed on, incurred by or asserted against any Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, in any way relating to, arising out of or in connection with (1) this Agreement or any of the other Transaction Documents, including, without limitation, the execution, delivery, or breach (including any default or Event of Default), enforcement, performance or administration of this Agreement or any of the other Transaction Documents, (2) any of the Portfolio Documents, including, without limitation, any claim made by any Portfolio Obligor under any Portfolio Document and any Portfolio Default or Portfolio Event of Default and the enforcement, performance or administration of this Agreement or any of the other Transaction Documents, (3) the Collateral, including, without limitation, the perfection, maintenance, protection or realization upon the Financed Vehicles, the Portfolio Documents and the other Collateral, (4) without limiting the provisions of clause (3) above, the Financed Vehicles, including the manufacture, inspection, construction, purchase, acceptance, rejection, ownership, management, pooling, interchange, leasing, titling or re-titling, delivery, charter, subleasing, possession, use, operation, maintenance, condition, registration or re-registration, sale, removal, repossession, storage or other disposition of the Financed Vehicles or any part thereof or any accident in connection therewith (including Claims involving or alleging environmental damage, criminal acts, hijacking, acts of terrorism or similar acts, product liability or strict or absolute liability in tort, breach of warranty, latent and other defects (whether or not discoverable), for patent, trademark or copyright infringement), or (5) the occurrence of an Event of Default. Notwithstanding the foregoing, Borrower shall not be required to indemnify an Indemnitee under this Section for any Claim to the extent arising out of the gross negligence or willful misconduct of or attributable to such Indemnitee or to the extent arising out of the material breach by or attributable to such Indemnitee of any of its express obligations under the Transaction Documents (unless such breach is a result of a breach or default by Borrower under any of the Transaction Documents or any Applicable Law). Although Borrower’s obligation under this Section 6.8 to indemnify Indemnitee (subject to the exceptions stated above) is that of a primary obligor, if and when Indemnitee recovers from a third party any indemnity payment, damages, or other compensation for a Claim for which Borrower has previously made payment to such Indemnitee as required by this Section 6.8, so long as no Event of Default shall have occurred and then be continuing, such Indemnitee shall pay to Borrower an amount equal to the excess of the aggregate amount received by such Indemnitee from Borrower and such third party over the amount of such Indemnitee’s Claim. Upon indefeasible payment in full by Borrower of an indemnity by Borrower hereunder, and provided no Event of Default shall have occurred and then be continuing, Borrower shall be subrogated to the rights of Indemnitee in respect of the matter for which Borrower has indemnified Indemnitee.

6.9 USA Patriot Act.

Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”) and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which will allow Lender to identify Borrower in accordance with the Act. Borrower shall (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the Proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended; (d) agrees to provide from time to time any information reasonably deemed necessary by Lender to comply with the Act, including, without limitation, the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the Act, and warrants that all such information provided will be true, correct and complete in all material respects at the time provided.

6.10 Environmental Covenants.

Borrower has conducted, and will continue to conduct its business operations, and so long as any Obligations remains outstanding will use the Collateral (to the extent the Collateral is used by Borrower), so as to comply with all Environmental Laws in all material respects.

6.11 Monthly and Quarterly Reports.

(a) Servicer Reports. For so long as Borrower is the Servicer, Borrower in its capacity as Servicer will provide to Lender the reports required by Section 2.15 of the Servicing Agreement and, provided such request does not place an undue burden on the Servicer, such other information as Lender may reasonably request.

(b) Compliance Certificate. Not later than the Determination Date in February, March, June, September and December of each year, commencing with the March 2010 Determination Date, Borrower shall provide to Lender a Compliance Certificate in substantially the form of Annex D attached hereto (duly completed as to the relevant amounts at such time). If the calculations contained in any Compliance Certificate reflect a Deficiency, Borrower shall by the end of the calendar month in which such Compliance Certificate was delivered either (x) remit to Lender an amount equal to the Deficiency as set forth in such Compliance Certificate, such amount to be applied by Lender according to the Agreement, (y) subject to the prior written consent from the Lender, which consent Lender may grant or withhold in its sole discretion, pledge sufficient additional Portfolio Documents as Collateral to bring the Advance Rate into compliance or (z) deposit cash or Eligible Investments in the Cash Collateral Account in an amount equal to such Deficiency. If Lender consents to the pledge of additional Portfolio Documents, Borrower agrees to execute and deliver such supplements, amendments, UCC financing statements and other instruments, certificates, documents and agreements as Lender may require to perfect the Lender’s security interest in such additional Portfolio Documents and otherwise realize the benefits of the Agreement with respect to such additional Portfolio Documents. So long as no Default or Event of Default then exists, Lender shall apply any payment of Deficiency and, at the Borrower’s election, Cash Collateral, to the principal amount of the Loan then outstanding in inverse order of maturity. For so long as Borrower’s quarterly and annual financial statements are publically available, Borrower shall not be required to furnish such financial statements together with the Compliance Certificate. Annex A to Schedule 4 of each Compliance Certificate shall set forth the Contracts that are no longer Performing Contracts as of the Statement Date with respect to which such Compliance Certificate is delivered that were not previously identified as no longer being Performing Contracts. The Lender agrees that upon Borrower’s delivery of a Compliance Certificate, so long as no Event of Default then exists, (x) without any further act, Lender’s Lien shall be deemed released with respect to any Portfolio Documents and the Related Security that are no longer Performing Contracts as set forth in such Compliance Certificate, and (y) Lender shall execute and deliver to Borrower the Release attached to such Compliance Certificate as Schedule 4, which Release shall attach thereto Annex A thereto listing the Contracts that are no longer Performing Contracts. If as of any Statement Date with respect to which a Compliance Certificate is delivered, there are funds on deposit in the Cash Collateral Account and the Advance Rate as calculated in such Compliance Certificate is less than the Maximum Advance Rate, at the written request of Borrower, funds shall be released from the Cash Collateral Account to Borrower such that the Advance Rate after giving pro forma effect to such release would not exceed the Maximum Advance Rate.

7. Default.

7.1 Events of Default.

The occurrence of any one or more of the following events shall be an “Event of Default” under this Agreement:

(a) Borrower shall fail to make any payment of principal of, or interest on the Note or any payment of any of the other Obligations, in each case as and when due, and such failure continues unremedied for five (5) Business Days after the same shall have become due (whether at the stated maturity, by acceleration or otherwise);

(b) A “Servicer Default” (as defined in the Servicing Agreement) has occurred under the Servicing Agreement and the Lender has delivered a Termination Notice in connection with such Servicer Default;

(c) the Borrower shall fail to perform or observe in timely fashion any of the provisions of Sections 6.5 and 6.7 hereof and such failure shall be reasonably likely to have a Material Adverse Effect;

(d) the Borrower shall fail to perform or otherwise observe and comply in timely fashion any other covenant, condition or agreement to be performed or observed by it hereunder or under any of the other Transaction Documents to which it is a party, and such failure continues unremedied for thirty (30) days after the earlier of (x) written notice thereof by Lender to Borrower and (y) Borrower’s knowledge of such failure, and which if left uncured is reasonably likely to have a Material Adverse Effect; provided, however, if such failure cannot reasonably be remedied within 30 days and if Borrower promptly commences the remedy and diligently pursues the remedy and in the reasonable opinion of Lender there is no material risk to the Collateral, then it shall not be deemed an Event of Default if such remedy requires in excess of 30 but not more than 120 days;

(e) any representation, warranty, certification or statement made herein or in any other Transaction Document by the Borrower shall prove to have been false or misleading in any material respect when made or omits to state a material fact necessary to make any such representation, warranty, certification or statement not misleading in light of the circumstances under which it was furnished, which (if curable) remains unremedied for a period of thirty (30) days after the earlier of (x) written notice thereof by Lender to Borrower and (y) Borrower’s knowledge of such failure, and which if left uncured is reasonably likely to have a Material Adverse Effect;

(f) the Borrower shall (i) generally fail to pay its debts as they became due, admit its inability to pay its debts or obligations generally as they fall due, or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws or other insolvency laws, as now or hereafter in effect, or an answer admitting the material allegations of such a petition filed against the Borrower in any such proceeding; or (ii) by voluntary petition, answer or consent, seek relief under the provisions of any other bankruptcy or other insolvency or similar law providing for the reorganization or liquidation of corporations, or providing for an assignment for the benefit of creditors, or providing for an agreement, composition, extension or adjustment with its creditors;

(g) a petition against the Borrower in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any law providing for reorganization or liquidation that may apply to the Borrower, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Borrower or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of ninety (90) days;

(h) Lender shall cease to have a first priority perfected security interest in a material portion of the Code Collateral, subject only to Permitted Liens, which remains uncured for a period of ten (10) days after the earlier of (x) written notice thereof by Lender to Borrower and (y) Borrower’s knowledge of such failure;

(i) the Servicer Termination Date shall have occurred;

(j) the Borrower shall fail to make a payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created;

(k) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this paragraph (k) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness; or

(l) a Change of Control shall occur.

8. Remedies.

8.1 Acceleration.

Upon the occurrence of an Event of Default specified in Sections 7.1(f) or 7.1(g) of this Agreement (whether or not declared to be such by Lender), the Obligations shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any of the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any other Event of Default (whether or not declared to be such by Lender), and in every such event and at any time thereafter so long as such Event of Default shall continue uncured, Lender may declare the Obligations immediately due and payable, whereupon the same shall forthwith become due and payable by Borrower to Lender, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any of the other Transaction Documents to the contrary notwithstanding. The remedy provided in this Section 8.1 shall be the sole and exclusive remedy for the default specified in Section 7.1(b) of this Agreement.

8.2 Additional Rights and Remedies.

Upon the occurrence of an Event of Default (whether or not declared to be such by Lender), and in every such event and at any time thereafter, other than an Event of Default specified in Section 7.1(b) of this Agreement, Lender may (but shall not be obligated to), upon such terms and under such conditions as Lender may determine in its sole discretion and at Borrower’s sole cost and expense, in addition to all other rights and remedies provided hereunder or under the other Transaction Documents or as shall exist at law or in equity from time to time, without notice or judicial hearing of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any of the other Transaction Documents to the contrary notwithstanding, do any one or more of the following, all of which are hereby authorized by Borrower:

(a) exercise any and all rights and remedies of a secured party under Applicable Law or the UCC or of a creditor, including a security assignee, including without limitation, applying any amount in the Cash Collateral Account to the Obligations, and the right to proceed against, and recover, the Financed Vehicles or any of the Collateral; provided, however, Borrower and Lender each acknowledges and agrees that Lender’s right to repossess and/or dispose of the Financed Vehicles shall be subject to the rights of the applicable Portfolio Obligor under the applicable Portfolio Documents or otherwise available under Applicable Law;

(b) subject to the rights of the applicable Portfolio Obligor under the applicable Portfolio Documents or otherwise available under Applicable Law, sell, lease or otherwise dispose of any or all of the Collateral in a commercially reasonable manner at public or private sale, with or without notice to Borrower (except as required by Applicable Law and, in furtherance thereof, Lender agrees that it shall give Borrower no less than ten (10) days’ prior written notice of any proposed sale or lease of the Financed Vehicles or any Collateral, which Borrower acknowledges as constituting adequate notice of such sale for purposes of the UCC), at such price as it may deem best, for cash, credit, or otherwise, with the right of Lender to purchase and apply the Proceeds: first, to the payment of all Enforcement Expenses; second, to the payment of the Obligations; and third, to the payment of any surplus thereafter remaining to Borrower or to whosoever may be entitled thereto (including any Portfolio Obligor or any third party claiming to have a Lien or any subrogation or other rights with respect thereto), with Borrower remaining liable for any deficiency to the extent provided herein; and

(c) at its sole discretion, may, subject to the applicable provisions of the Portfolio Documents and the rights of the applicable Portfolio Obligor: (1) enter upon the premises where any such Collateral is located (without obligation for rent) and take immediate possession of and remove (or disable in place) such Collateral (and/or any unattached parts) by self-help, summary proceedings or other lawful procedure; provided, however, in no event shall Lender be entitled to any freight loaded on the Collateral at the time Lender exercises its remedies hereunder; and/or (2) notify the Portfolio Obligors in writing that all payments under the applicable Portfolio Documents are to be thereafter made to and as directed by Lender; and/or (3) require any Portfolio Obligor to assemble and return each Financed Vehicle to Lender in compliance with the applicable Portfolio

Documents subject to the rights of the applicable Portfolio Obligor; and/or (4) deliver to any Portfolio Obligor a copy of the Notice of Assignment; and/or (5) require Borrower to execute and deliver to Lender such documents as Lender deems advisable to enable Lender to obtain possession (subject to the rights of the Portfolio Obligors) of the Financed Vehicles (including, without limitation, any notices to Portfolio Obligors). Subject to the applicable provisions of the Portfolio Documents and the rights of the applicable Portfolio Obligor, upon reasonable notice to Borrower, Lender or its representative(s), or representatives of potential purchaser(s)/lessee(s) of such Financed Vehicle, shall have the right to inspect the Financed Vehicles from time to time. Without limiting any other terms or conditions of this Agreement, the provisions of this Section are of the essence of this Agreement, and upon application to any court of equity having jurisdiction, Lender shall be entitled to a decree against Borrower requiring Borrower’s specific performance of its agreements in this Section; and

(d) exercise any other right or remedy available to it under this Agreement (including, without limitation, as collateral assignee of all of Borrower’s rights and remedies under the Portfolio Documents and with respect to the other Collateral), the Note, or the other Transaction Documents or Applicable Law (including, without limitation, the UCC), or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

8.3 Additional Remedy Provisions.

Borrower shall be liable for all Enforcement Expenses. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. The failure of Lender to exercise, or delay in the exercise of, the rights granted hereunder upon any Default or Event of Default shall not constitute a waiver of any such right upon the continuation or recurrence of any such Default or Event of Default. During the continuance of a Default or Event of Default, Lender may (a) take or release other security; (b) release any party primarily or secondarily liable for the Obligations; (c) grant extensions, renewals or indulgences with respect to the Obligations; and (d) apply any other security therefor held by it to the satisfaction of the Obligations without prejudice to any of its rights hereunder. With respect to any exercise by Lender of its right to recover and/or dispose of the Financed Vehicles or other Collateral, Borrower acknowledges and agrees as follows: (i) Lender shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the Financed Vehicles or any other Collateral for disposition, and (ii) Lender shall comply with any applicable state or Federal law requirements in connection with any disposition of the Financed Vehicles or other Collateral, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition of such Financed Vehicles and/or other Collateral. Borrower acknowledges that if and to the extent Lender conveys the Financed Vehicles or other Collateral, it will be conveyed on an “AS IS, WHERE IS” basis, and without limiting the generality of the foregoing, Lender may specifically disclaim any and all warranties, including any warranty of title or the like with respect to the disposition of the Financed Vehicles or other Collateral.

Borrower acknowledges that if Lender purchases the Financed Vehicles or other Collateral conveyed at a public or private sale pursuant hereto, Lender may pay for the same by crediting some or all of the Obligations.

Lender acknowledges and agrees that so long as Borrower is the Servicer under the Servicing Agreement and the Servicer Termination Date has not occurred, in exercising any of the remedies provided for in this Article 8 with respect to the Collateral, Lender will not exercise such remedies in conflict with the obligations of the Servicer under the Servicing Agreement; provided, that upon the occurrence and during the continuance of an Event of Default nothing in this Section 8.3 shall prevent the Lender from declaring a Servicer Default under the Servicing Agreement and exercising such remedies as it has under the Servicing Agreement.

8.4 Lender’s Right to Perform.

If the Borrower fails to perform or comply with any of its agreements contained herein or under the other Transaction Documents, Lender shall have the right, but shall not be obligated, to effect such performance or compliance, and the amount of any out-of-pocket expenses and other reasonable expenses of Lender thereby incurred, together with interest thereon at the Default Rate, shall be due and payable by Borrower upon demand.

8.5 Power of Attorney.

In the event that: (1) the Borrower fails to take an action required pursuant to Section 6.6 of this Agreement within fifteen (15) Business Days of Lender’s request to do so; or (2) upon the occurrence and continuation of a Borrower Event of Default; Borrower hereby irrevocably constitutes and appoints (which appointment is coupled with an interest, is irrevocable and shall terminate only upon indefeasible payment and performance in full of all of the Obligations) Lender and any employee, officer or agent thereof, with full power of substitution, as its true and lawful attorney in fact with full power and authority in the place and stead of Borrower and in the name of Borrower or in Lender’s own name, from time to time in Lender’s sole discretion, for the purpose of carrying out the terms of Section 8 of this Agreement. In the event that (a) the Borrower fails to take an action required pursuant to Section 6.6 of this Agreement within fifteen (15) Business Days of Lender’s request to do so; or (b) upon the occurrence and continuation of an Event of Default; Borrower hereby further irrevocably authorizes Lender and any employee, officer or agent thereof to (x) deliver notice to the Portfolio Obligors that they are to make all future payments under the Portfolio Documents to and at the Lender’s direction and (y) take any and all appropriate action and to make, execute, deliver, file and/or record any and all instruments or documents (including, without limitation, UCC financing statements or amendments or any control agreements) that may be necessary to more fully perfect its interest in the Collateral. This appointment is coupled with an interest, is irrevocable and shall terminate only upon payment and performance in full of all of the Obligations. Without limiting the generality of the foregoing, Borrower hereby further (i) irrevocably ratifies the foregoing appointment and authorization and all that Lender or any employee, officer or agent thereof shall lawfully do or cause to be done by virtue of the foregoing, including, without limitation, with regard to the execution, delivery, filing and/or recording of any instruments or documents (including, without limitation, any UCC financing statements or amendments) and/or the taking of any action as Lender deems necessary or appropriate to carry out the remedies in Section 8 of this Agreement, (ii) agrees that Lender shall have authority, during the existence of an Event of Default, to endorse Borrower’s name on any checks, notes, drafts or any other payments or instrument relating to the Collateral that come into Lender’s possession or control and to settle, adjust, receive payment and make claim or proof of loss, (iii) agrees that Borrower shall not file or record any corrective or termination statements with respect to any UCC financing statements, amendments or assignments or control agreements filed or recorded by or for the benefit of Lender with respect to any of the Collateral without Lender’s prior written consent, and (iv) agrees that any signature, execution and delivery of any document or instrument may be satisfied, in Lender’s sole discretion and to the extent permitted by the UCC, by authentication of such document or instrument as a record within the meaning of Article 9 of the UCC. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, other than any act or failure to act that constitutes gross negligence or willful misconduct by the Lender.

9. Governing Law; Jurisdiction; Jury Trial Waiver.

9.1 Governing Law.

This Agreement and all other related instruments and documents and the rights and obligations of the parties hereunder and thereunder shall, in all respects, be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to the conflict of laws principles of such state (other than Sections 5-1401 and 5-1402 of the General Obligations Law)), including all matters of construction, validity and performance regardless of the location of the Collateral.

9.2 Jurisdiction.

The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in any state or Federal court of competent jurisdiction in the Borough of Manhattan in the State of New York, and each party submits to the jurisdiction of such court and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of New York.

9.3 Jury Trial Waiver.

EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SUCH PARTY MAY BE A PARTY,

ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY, AND EACH PARTY HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

10. Miscellaneous.

10.1 Entire Agreement.

This Agreement and the other Transaction Documents constitute the entire understanding and agreement of the parties hereto with respect to the matters contained herein and shall completely and fully supersede all other prior agreements (including any proposal letter, commitment letter, and/or term sheet), both written and oral, between Lender and the Borrower relating to the Obligations. Neither Lender nor the Borrower shall hereafter have any rights under such prior agreements but shall look solely to this Agreement and the other Transaction Documents for the definition and determination of all of their respective rights, liabilities and responsibilities relating to the Obligations. Neither this Agreement, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought.

10.2 Survival.

All representations, warranties, and covenants of the parties contained herein or made pursuant hereto shall survive closing and continue until the Obligations are indefeasibly satisfied in full, except that any indemnifications provided herein also shall survive such full satisfaction.

10.3 Severability; Construction.

Any provision of this Agreement or of any instrument or document executed pursuant hereto that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

10.4 Notices.

All notices and other communications hereunder shall be in writing, personally delivered, sent by overnight courier service, sent by facsimile transmission or electronic mail (e-mail) (with a copy sent by another delivery method specified in this Section 10.4) or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature hereto of such parties or at such other addresses as such parties shall from time to time designate in writing to the other parties; and shall be effective from the date of receipt.

10.5 Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon Lender and Borrower and their respective successors and permitted assigns; provided, however, this Agreement may not be assigned by the Borrower other than in connection with a transaction permitted by Section 6.1 hereof. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations hereunder, in the Note, in the Collateral and/or the Obligations held by it to others at any time and from time to time (provided, however, that so long as no Event of Default under Section 7.1(a) of this Agreement has occurred and is continuing, Lender shall not either (x) assign more than 49% of the Loan or (y) assign this Agreement or any portion of the Loan to any Person competing with the Borrower or any of it subsidiaries in the business of leasing or financing equipment similar to the Financed Vehicles or to any lender that is a party to the Credit Agreement or to any entity that Borrower is prohibited from dealing with under Applicable Law); and Lender may disclose to any such purchaser, assignee, transferee or participant (the “Participant”), or potential Participant, this Agreement and all information, reports, financial statements and documents executed or obtained in connection with this Agreement which Lender now or hereafter may have relating to the Loan, Borrower, or the business of Borrower. Borrower hereby grants to any Participant all Liens, rights and remedies of Lender under the provisions of this Agreement or any other documents relating hereto or under Applicable Laws. Borrower agrees that any Participant may enforce such Liens and exercise such rights and remedies in the same manner as if such Participant were Lender and a direct creditor of Borrower.

10.6 Counterparts.

This Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered should be an original, but all such counterparts shall together constitute but one and the same instrument.

10.7 Expenses.

Borrower will, upon demand by Lender and receipt of invoices, pay to or reimburse Lender for (a) all documented legal fees and disbursements of Ober, Kaler, Grimes & Shriver, counsel to Lender, incurred in connection with the drafting and preparing of this Agreement, the other Transaction Documents, and any related documents, agreements, or instruments (provided, that the Borrower’s obligations pursuant to this clause 10.7(a) shall be limited to a maximum reimbursement of $50,000), (b) all documented costs and expenses of Lender incurred in connection with the filing or recording of any and all financing statements, instruments, assignments and other documents described in Section 4.1 hereof, and (c) all documented out-of-pocket costs and expenses of Lender (including, but not limited to, all legal fees and disbursements of counsel to Lender) incurred in connection with any preservation and/or enforcement of any rights granted to Lender hereunder or under any other Transaction Document.

10.8 Usury.

Notwithstanding any provision to the contrary herein contained, Lender shall not collect a rate of interest on any Obligation owing by Borrower to Lender in excess of the maximum rate of interest permitted by Applicable Law. Borrower understand and believe that the lending transaction which is the subject of this Agreement complies with all applicable usury laws; however, if any interest or other charges in connection with such lending transaction is ever determined to exceed the maximum amount permitted by Applicable Law, then Borrower agrees that (a) the amount of interest or charges payable pursuant to this Agreement and the Note shall be reduced to the maximum amount permitted by Applicable Law, and (b) any excess amount previously collected from Borrower in connection with this Agreement or the Note that exceeds the maximum amount permitted by Applicable Law shall be credited against the principal amount of the Loan then outstanding. If the outstanding principal balance of the Loan has been paid in full, the excess amount paid shall be refunded to Borrower. The “contracted for rate of interest” of the Loan includes, without limitation, the following: (i) the Interest Rate, calculated and applied to the principal balance of the Loan in accordance with the provisions of this Agreement and the Note; (ii) the Default Rate; (iii) the fees payable pursuant to Section 10.7 hereof, and (iv) all fees, charges, goods, things in action or any sum or things of value (“Additional Sums”) paid or payable by Borrower whether pursuant to this Agreement or any other Transaction Document. If any such Additional Sums may, under Applicable Law, be deemed to be interest with respect to the lending transactions which are the subject of this Agreement, then, for the purpose of any Applicable Law that may limit the maximum amount of interest to be charged with respect to the lending transactions which are the subject of this Agreement, such Additional Sums shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and “contracted for rate of interest” of this transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.

10.9 Brokers.

Borrower hereby represents and warrants to Lender that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, to any Person, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement and the transactions contemplated hereby.

Lender hereby represents and warrants to Borrower that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, to any Person, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement and the transactions contemplated hereby.

10.10 Waiver.

Borrower hereby expressly waives: (i) notice of the acceptance by Lender of this Agreement; (ii) notice of the existence or creation or non-payment of all or any of the Obligations; (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement or by Applicable Law; and (iv) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of the foregoing.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed as of the date first above written.

NAVISTAR FINANCIAL CORPORATION		WELLS FARGO EQUIPMENT FINANCE, INC.

By:	/s/ William V. McMenamin	By:	/s/ Lisa K. Lenton
Name:	William V. McMenamin	Name:	Lisa K. Lenton
Title:	Vice President, Chief Financial Officer and Treasurer	Title:	Senior Vice President

Address: Navistar Financial Corporation 425 N. Martingale Road Schaumburg, Illinois 60173 Attention: General Counsel		Address: 733 Marquette Avenue Minneapolis, Minnesota 55402 Attn: Lease Portfolio Administrator

Telephone No.: 630-753-4000		Telephone: 866-726-4714
Facsimile No.: 630-753-4410		Facsimile: 866-687-5578

Jurisdiction of Organization: Delaware
Tax ID No.: 36-2472404
Organizational No.: 0429010

Schedule A

Description of Portfolio

All information in the electronic file titled 2009C.Retail.Lease.Tape.xlsx, which was delivered by Borrower to Lender by electronic mail at 5:55pm Central Time on December 15, 2009 and was 4MB in size.

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ANNEX A

DEFINITIONS

Capitalized terms used in the Agreement and the other Transaction Documents shall have (unless otherwise provided elsewhere in the Agreement or in the Transaction Documents) the following respective meanings:

Account Bank shall mean The Bank of New York Mellon, a New York banking corporation.

Account Control Agreement shall mean that certain Account Control Agreement dated as of December 16, 2009 among Borrower, Lender and the Account Bank with respect to the Collection Account and the Cash Collateral Account.

Accounting Date shall mean, with respect to a Monthly Period and the related Repayment Date, the last day of the related Monthly Period.

Act shall have the meaning set forth in Section 6.9 of the Agreement.

Actual Payment shall mean, with respect to a Monthly Period, the related Repayment Date and a Performing Contract, all Collections with respect to such Performing Contract from or for the account of all of the Portfolio Obligors during such Monthly Period (and, in the case of the first Repayment Date, all Collections with respect to such Contract from or for the account of all of the Portfolio Obligors on or after the Cutoff Date but on or prior to the related Accounting Date) except for any Overdue Payments or Supplemental Servicing Fees.

Additional Sums shall have the meaning set forth in Section 10.8 of the Agreement.

Affiliate shall mean, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement shall mean that certain Loan and Security Agreement dated as of December 16, 2009, between Lender and Borrower.

Aggregate Contract Balance shall mean, as of any date, the sum of the Contract Balances of all Performing Contracts as of such date.

Annual Percentage Rate or APR shall mean, in the case of Retail Notes, the annual percentage rate specified in the Contract related to such Retail Note and, in the case of Retail Leases, the implicit interest rate in the Contract related to such Retail Lease calculated as an annual percentage rate on a constant yield to maturity basis (including any TRAC payment).

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Applicable Law shall mean all applicable laws, statutes, treaties, conventions, judgments, decrees, injunctions, writ and orders of any court or Governmental Authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority as amended and revised, and any judicial or administrative interpretation of any of the same.

Backup Servicer shall mean Portfolio Financial Servicing Company.

Backup Servicing Agreement shall mean the Backup Servicing Agreement among Servicer, Lender and the Backup Servicer with respect to the Portfolio.

Borrower shall have the meaning set forth in the recitals to the Agreement.

Business Day shall mean any day other than a Saturday, Sunday or other day on which banking institutions in Minneapolis, Minnesota, New York, New York or Chicago, Illinois are authorized or required by law to close.

Cash Collateral shall mean any cash or Eligible Investments on deposit in the Cash Collateral Account.

Cash Collateral Account shall mean the account designated as such, established and maintained pursuant to Section 2.02(a) of the Servicing Agreement.

Certificate of Title shall mean, with respect to a Financed Vehicle, the certificate of title or other evidence of ownership of such Financed Vehicle issued by a registrar of titles in the jurisdiction in which such Financed Vehicle is registered.

Change of Control shall mean the occurrence of one or more of the following events: (a) any Person or two or more Persons acting in concert (other than NIC or its Affiliates) shall have acquired legal and/or beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934 and the rules promulgated thereunder) of more than forty nine percent (49%) of the outstanding shares of the voting Equity Interests of Borrower; (b) as of any date a majority of the board of directors of Borrower consists (other than vacant seats) of individuals who are not either (i) directors of Borrower as of the Closing Date, (ii) selected or nominated to become directors by the board of directors of Borrower of which a majority consisted of individuals described in clause (i), or (iii) selected or nominated to become directors by the board of directors of Borrower of which a majority consisted of individuals described in clause (i) and individuals described in clause (ii); or (c) all or substantially all of the assets of Borrower shall be sold to any Person (other than NIC or its Affiliates), whether in one transaction or a series of transactions.

Claim shall have the meaning set forth in Section 6.8 of the Agreement.

Closing Date shall have the meaning set forth in Section 4.1 of the Agreement.

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Code Collateral shall mean any property a security interest in which may be perfected by filing under the applicable UCC.

Collateral shall have the meaning set forth in Section 3.7 of the Agreement.

Collateral Agent shall have the meaning set forth in the Titling Trust Agreement.

Collection Account shall mean the account designated as such, established and maintained pursuant to Section 2.02(a) of the Servicing Agreement.

Collections shall mean all amounts received and identified from Portfolio Obligors or otherwise in respect of the Contracts during the related Monthly Period, whether constituting principal or interest, lease payments, payments in respect of Residual Value, prepayments, proceeds of sales of Financed Vehicles, benefits of any lease assignments, Insurance Proceeds, proceeds from Dealer Liability, proceeds from Navistar Purchase Obligations, proceeds from Guaranties or other Portfolio Documents, or otherwise, but excluding Supplemental Servicing Fees and amounts that are required to be refunded or paid to the Portfolio Obligor in respect of such Contract.

Compliance Certificate shall mean each compliance certificate in substantially the form of Exhibit D to the Agreement.

Composite Schedule of Contracts shall mean the schedule of Contracts maintained by the Servicer and delivered to the Lender as modified from time to time pursuant to the Servicing Agreement.

Conflict Standard shall mean, to the extent commercially reasonable, that (i) with respect to the Portfolio, the Borrower shall take such action with respect to the Portfolio as Borrower takes with respect to other similar equipment owned or leased by Borrower, (ii) with respect to any Portfolio Obligor of any Financed Vehicles, that the Borrower shall take such action (and refrain from taking such action) as Borrower takes with other lessees or borrowers in similar circumstances as such Portfolio Obligor, and (iii) Borrower shall not discriminate against the Financed Vehicles and the Portfolio Obligors due to the pledging of the Portfolio pursuant to the Agreement.

Contract shall mean the related contract(s), notes or other agreement(s) with the related Portfolio Obligor which collectively set forth the terms of the retail loan, retail lease or other financing with respect to a Financed Vehicle, which contract, note or other agreement is listed on the Composite Schedule of Contracts. In the event that a contract, note, lease or other agreement relates to a retail loan or retail lease or other financing listed on the Composite Schedule of Contracts and retail loans, retail leases or other financings not listed in the Composite Schedule of Contracts, “Contract” shall include only such portion or rights under such contracts, notes or other agreements to the extent of such retail loan, retail lease or other financing listed on the Composite Schedule of Contracts.

Contract Balance shall mean, as of an Accounting Date, (a) with respect to any Contract that is a Retail Note, the Starting Contract Balance thereof minus the sum of the

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following amounts, in each case computed in accordance with the actuarial method: (i) that portion of all Scheduled Payments allocated to principal due on or after the Cutoff Date and on or prior to the Accounting Date, (ii) that portion of all Prepayments allocated to principal, and (iii) that portion of the following received and allocated to principal by the Servicer: benefits of any lease assignments, proceeds from any Insurance Policies, proceeds from any Dealer Liability, proceeds from any Navistar Purchase Obligations and proceeds from any Guaranties and (b) with respect to any Contract that is a Retail Lease, the remaining Scheduled Payments or purchase option price set forth in the Retail Lease minus, without duplication, the sum of (i) Unearned Income, (ii) all payments received by the Servicer from or for the account of the Portfolio Obligor which are not late fees, prepayment charges or certain other similar fees or charges, (iii) any Prepayments applied to such Retail Lease, and (iv) proceeds received by the Servicer from any Insurance Policies with respect to such Retail Lease.

Contract File shall have the meaning given in Section 4.01 of the Servicing Agreement.

Credit Agreement shall mean the Amended and Restated Credit dated as of December 16, 2009, among Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto, as amended, supplemented, restated or otherwise modified from time to time.

Cutoff Date shall mean November 30, 2009.

Dealer shall mean (i) a Person with whom Navistar has a valid dealer sales/maintenance agreement to sell Navistar Vehicles, (ii) a Person with whom Borrower has an agreement to extend Vehicle floor plan financing terms, (iii) a Vehicle manufacturer with whom Navistar has a valid agreement to sell Navistar Vehicles.

Dealer Liability shall mean, with respect to any Contract, all rights, claims and actions of Borrower against the Dealer which sold the Financed Vehicle(s) which gave rise to such Contract and any successor Dealer for recourse or reimbursement of any losses, costs or expenses arising as a result of a default by the Portfolio Obligor on such Contract.

Defaulted Contract shall mean a Contract (i) as to which the Servicer (a) has reasonably determined, in accordance with its customary servicing procedures, that eventual payment of amounts owing on such Contract is unlikely or (b) has repossessed the Financed Vehicle or all Financed Vehicles securing the Contract, (ii) as to which any related Scheduled Payment is at least 120 days overdue, or (iii) as to which the related Portfolio Obligor with respect to the related Contract has experienced an Insolvency Event.

Default Rate shall have the meaning set forth in the Note.

Deficiency shall mean the amount set forth in a Compliance Certificate.

Delaware Trustee shall have the meaning set forth in the Series 2009-WFEFI Portfolio Supplement.

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Determination Date shall mean the day that is four Business Days prior to the Repayment Date.

Dollars and the sign “$” shall mean lawful money of the United States of America.

Eligible Contract shall mean a transaction consisting of a Contract and Related Security that as of the Reporting Date: is not more than thirty (30) days past due; has not been modified within the last twelve (12) months for credit reasons; the Portfolio Obligor thereunder is not a federal, state or municipal entity; the Portfolio Obligor thereunder is not subject to an Insolvency Proceeding; Borrower has not declared a default to exist thereunder; is not a Dealer capital loan; and does not relate to an automobile transaction.

Eligible Investments shall mean any of the following:

(i) Negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (a) obligations fully guaranteed by the United States of America; (b) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody’s Investors Services, Inc. (“Moody’s”) and Standard & Poors Ratings Services (“S&P”) of at least “P-l” and “A-1”, respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody’s and by S&P; (c) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively and a maturity of no more than thirty (30) days; or (d) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies;

(ii) Demand deposits in any depositary institution or trust company referred to in (i)(b) above;

(iii) Commercial paper (having original or remaining maturities of no more than thirty (30) days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody’s and S&P of at least “P- 1” and “A-1”, respectively;

(iv) Eurodollar time deposits having a credit rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively;

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(v) Repurchase agreements involving any of the Eligible Investments described in clauses (i)(a), (i)(c) and (iv) of this definition so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively;

(vi) Commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a credit rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively; and

(vii) Any other investment permitted by Lender.

Eligible Investments may be purchased by or through the Account Bank and its Affiliates. The Account Bank and/or its Affiliates may act as sponsor, administrator or issuer, or act in a similar capacity with respect to the Eligible Investments and receive compensation for such services.

Enforcement Expenses shall mean, without duplication, the Servicing Fee and the all documented enforcement costs and expenses (including, without limitation, court costs and attorneys’ fees and expenses) incurred by Lender by reason of any Event of Default or the exercise of Lender’s rights or remedies with respect thereto, including, but not limited to, all costs and expenses incurred in connection with (i) the return, possession or other recovery of the Financed Vehicles in accordance with the terms of the applicable Portfolio Documents or in placing the Financed Vehicles in the condition required thereby, (ii) the sale, re-lease or other disposition of the Financed Vehicles (including, without limitation, all costs of transportation, possession, storage, refurbishing, advertising and brokers’ fees), (iii) all other pre-judgment and post-judgment enforcement related actions taken by Lender against Borrower or the Collateral, and/or (iv) any actions taken by Lender in connection with any bankruptcy case involving the Borrower, any Portfolio Obligor in its capacity as such, the Financed Vehicles or any of the other Collateral.

Environmental Contamination shall mean any actual or threatened release, spill, emission, leaking, pumping, injection, presence, deposit, abandonment, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Collateral, including, without limitation, the movement of any Hazardous Substance or other substance through or in the air, soil, surface water, groundwater or property which is not in compliance with applicable Environmental Laws.

Environmental Law shall mean any present or future federal, foreign, state or local law, ordinance, order, rule or regulation and all judicial, administrative and regulatory decrees, judgments and orders, pertaining to the use, disposal or transportation of Hazardous Substances, Environmental Contamination, or pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) (42 U.S.C. §9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. §1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery

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Act (42 U.S.C. §6901 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §1361 et seq.), the Hazardous and Solid Waste Amendments (42 U.S.C. §2601 et seq.), as these laws have been or may be amended or supplemented, and any successor thereto, and any analogous foreign, state or local statutes, and the rules, regulations and orders promulgated pursuant thereto.

Equity Interests shall mean stock of any class or classes issued by the Borrower (however designated) having ordinary voting power for the election of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency.

Event of Default shall have the meaning set forth in Section 7 of the Agreement.

Event of Loss shall mean with respect to any Financed Vehicle a total loss or other damage or loss that for purposes of applicable insurance policy coverage has been deemed or declared a total loss of such Financed Vehicle.

Finance Lease shall mean a Retail Lease that is not a TRAC Lease and which is required by GAAP to be capitalized on the balance sheet of the related Portfolio Obligor and which gives the Obligor the right to purchase the Financed Vehicle at lease expiration for $5,200 or less.

Financed Vehicles shall mean, collectively, the Leased Vehicles and the Loan Vehicles.

Form Portfolio Agreement means each of the Borrower’s standard form of lease and loan agreements for use with Borrower’s commercial customers substantially in the form attached to the Agreement as Annex E.

Full Prepayment shall mean, with respect to (i) any Contract a prepayment by the related Portfolio Obligor that is sufficient to prepay such Contract in full, or (ii) a Contract secured by multiple Financed Vehicles, an amount that equals the unpaid principal amount of the Contract relating to any Financed Vehicle, as determined by the Servicer in accordance with its customary servicing procedures and subject to the Conflict Standard.

GAAP shall mean generally accepted accounting principles in the United States of America in effect from time to time.

General Interest Trustee shall have the meaning set forth in the Titling Trust Agreement.

Governmental Authority shall mean any nation or government, any state, province or other political subdivision thereof and any entity, now existing or hereafter created, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Gross Balance shall mean, as of any date of determination, with respect to any Contract that is a Retail Lease, the aggregate remaining periodic rental payments plus the TRAC Payment or purchase option price set forth in the Retail Lease (which, for such purposes, shall be assumed to be made on the last day of the lease term).

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Guaranty shall mean, with respect to any Contract, a personal or commercial guaranty of a Portfolio Obligor’s performance with respect to such Contract.

Hazardous Substances shall mean and include hazardous substances as defined in CERCLA; oil of any kind, petroleum products and their by-products, including, but not limited to, sludge or residue; asbestos containing materials; polychlorinated biphenyls; any and all other hazardous or toxic substances; hazardous waste, as defined in CERCLA; medical waste; infectious waste; those substances listed in the United States Department of Transportation Table (49 C.F.R. §172.101); explosives; radioactive materials; and all other pollutants, contaminants and other substances regulated or controlled by the Environmental Laws and any other substance that requires special handling in its collection, storage, treatment or disposal under the Environmental Laws.

Idealease Chattel Paper means each lease agreement between an Idealease dealer and the retail user with respect to a Financed Vehicle, in substantially the form included in the Form Portfolio Agreements, with respect to the related Financed Vehicle.

Idealease Transaction shall mean a Retail Note transaction between Borrower and a Portfolio Obligor who is an Idealease dealer (each such Retail Note in substantially the form of one of the documents contained in Annex E to the Agreement), which Retail Note is secured by the applicable Financed Vehicle and the related Idealease Chattel Paper.

Indemnitee shall have the meaning set forth in Section 6.8 of the Agreement.

Insolvency Event shall mean, with respect to a specified Person, (i) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for such Person, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Person’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (ii) the consent by such Person to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to substantially all of such Person’s property, or (iii) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

Insurance Policy shall mean, with respect to any Contract and the related Financed Vehicle, an insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or similar event to each Financed Vehicle relating to such Contract.

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Insurance Proceeds shall mean proceeds of any Insurance Policy with respect to any Contract and the related Financed Vehicle.

Interest Rate shall mean that percentage per annum as is specified as the Interest Rate on Annex B attached to the Agreement and made a part thereof.

Lease Sale Agreement shall mean the Lease Sale Agreement, dated as of December 16, 2009, by and between Navistar Leasing Services Corporation and Borrower.

Leased Vehicles shall mean the Vehicles beneficially owned by the Borrower and leased pursuant to a Retail Lease to certain Portfolio Obligors, as described in Schedule A to the Agreement.

Lender shall have the meaning set forth in the preamble to the Agreement.

Letter Agreement shall mean the letter agreement, dated as of the Closing Date, between Borrower and Lender, as amended, supplemented, restated or otherwise modified from time to time.

Liens shall mean any security interest, lien, charge, pledge, equity or encumbrance of any kind other than liens for taxes not yet due and payable, mechanics’ liens, any liens that attach by operation of law, and any liens being contested by appropriate measures.

Loan shall have the meaning set forth in Section 2.1 of the Agreement.

Loan Vehicles shall mean the Vehicles acquired with the proceeds of the related Retail Note that are collateral security for loans made by the Borrower to certain Portfolio Obligors, as described in Schedule A to the Agreement.

Lockbox shall mean that certain lockbox where Portfolio Obligors make all payments under the Portfolio Documents.

LSA Assignment shall have the meaning set forth in Section 2.01 of the Lease Sale Agreement.

Make Whole Amount shall mean on any date of determination an amount equal to the present value of the aggregate interest payments (which, for purposes of calculating the Make Whole Amount, shall be calculated using the Interest Rate less the effective yield for U.S. Treasury notes with a maturity date on or closest to the Maturity Date) that would be due on the then outstanding principal amount of the Loan assuming it was repaid in accordance with installment payments to be made pursuant to Section 3.2(a) of the Agreement from such date until the Maturity Date, discounted at the Interest Rate.

Material Adverse Effect shall mean, with respect to a Person, a material adverse effect on (a) the business, assets, operations, or financial condition of such Person and its subsidiaries (taken as a whole), (b) such Person’s ability to pay or perform its Obligations under the Transaction Documents in accordance with the terms thereof, (c) the Collateral or the Lien of Lender on the Collateral (taken as a whole) or the priority of any such Lien, or (d) Lender’s rights and remedies under the Agreement and the other Transaction Documents.

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Material Default shall mean any Event of Default under Sections 7.1(a), (d), (f), and (g) of the Agreement.

Material Indebtedness shall mean all obligations of the Borrower for borrowed money in an aggregate principal amount exceeding $10,000,000.

Material Modification shall mean any waiver, amendment, alteration or modification in any material respect to any Portfolio Document that would materially decrease the principal amount of the remaining payments Borrower is entitled to thereunder, or diminish or otherwise materially impair or jeopardize the Borrower’s security interest or the Titling Trust’s ownership interest, as the case may be, in the related Financed Vehicle.

Maturity Date shall mean March 18, 2013, unless the Loan is accelerated pursuant to Section 8.1 of the Agreement.

Monthly Period shall mean, with respect to a Determination Date or Repayment Date, the calendar month preceding the month in which such Determination Date or Repayment Date occurs except that the Monthly Period relating to the first Determination Date or Repayment Date shall be the period from the Cutoff Date to the last day of the calendar month immediately preceding the first Determination Date or Repayment Date.

Navistar shall mean Navistar, Inc. (f/k/a International Truck and Engine Corporation), a Delaware corporation, and its successors and assigns.

Navistar Purchase Obligations shall mean certain obligations of Navistar, subject to limitations, to purchase Financed Vehicles securing Contracts pursuant to Article VI and other provisions of the Amended and Restated Master Intercompany Agreement by and between Borrower and Navistar dated as of April 1, 2007, as such Master Intercompany Agreement may be amended, supplemented, restated or otherwise modified.

Navistar Vehicle shall mean any Vehicle produced by or for Navistar or its Subsidiaries or sold by Navistar or its Subsidiaries to Dealers, including any body parts or accessions attached thereto.

NIC shall mean Navistar International Corporation, a Delaware corporation, and its successors and assigns.

Note shall have the meaning set forth in Section 2.2 of the Agreement.

Note Purchase Agreement shall mean the Note Purchase Agreement dated as of December 16, 2009, among the Borrower, Navistar Financial Assets Sales Corp., and the Lender.

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Notice of Assignment shall mean the Notice of Assignment substantially in the form of Annex F to the Agreement.

November Portfolio Tape shall mean the data file delivered to the Lender by Borrower containing information with respect to the Portfolio as of November 30, 2009, in form and substance as agreed to between Borrower and Lender.

Note Sale Agreement shall mean the Note Sale Agreement dated as of December 16, 2009, between the Borrower and Navistar Financial Assets Sales Corp.

Obligations shall mean all indebtedness, obligations or liabilities of the Borrower owing to Lender of any kind or nature whatsoever, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter created, under, arising out of or in connection with the Agreement, the Note or any of the other Transaction Documents or the transactions contemplated hereby or thereby, including without limitation, any and all Enforcement Expenses, including, without limitation, the obligation (a) to pay all principal, interest, and late charges on the Note as and when the same shall became due and payable, (b) to pay all Enforcement Expenses, and (c) to perform, observe and comply with all of the other terms, covenants, conditions, and agreements contained in the Transaction Documents.

OFAC shall have the meaning set forth in Section 5.10 of the Agreement.

Overdue Payment shall mean, with respect to a Monthly Period, the related Repayment Date and to a Performing Contract, the amount of any due but unpaid Scheduled Payment.

Participant shall have the meaning given such term in Section 10.5 hereof.

Performing Contracts shall mean all Retail Loans and Retail Leases excluding therefrom: (a) those Retail Loans and Retail Leases previously excluded from the Portfolio in prior Compliance Certificates; (b) those Retail Loans and Retail Leases where the related Portfolio Obligor is more than 120 days past due; (c) those Retail Loans and Retail Leases where the related Portfolio Obligor is the subject of a bankruptcy or insolvency proceeding; and (d) that portion of the payments due under any Retail Loans and Retail Leases where the applicable Portfolio Obligor has prepaid any amounts due thereunder.

Permitted Liens shall mean:

(a) with respect to any Contracts and Related Security, including the Portfolio Documents, the interests of the parties under the Transaction Documents, the interests of the lenders party to the Credit Agreement (subject to the Intercreditor Agreement) the applicable Portfolio Obligor under the Portfolio Documents and, with respect to any Portfolio Document or Related Security that relates to a retail loan, retail leases or other financing that is not a Contract, the interest of others in such Portfolio Document or Related Security to the extent related to such other retail loans, retail leases or financing; and

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(b) with respect to any Financed Vehicle subject to a Retail Lease or any Financed Vehicle which has been repossessed by the Servicer:

(i) any liens on the Financed Vehicle for taxes, assessments, levies, fees and other government and similar charges not yet due and payable or the amount or validity of which is being contested;

(ii) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens arising in the ordinary course of the Titling Trust’s (or if a Retail Lease is then in effect, any Portfolio Obligor’s) business on the Financed Vehicle related thereto securing obligations which are not due and payable or the amount or validity of which is being contested;

(iii) liens on the Financed Vehicle related thereto arising out of any judgment or award or by operation of law, in any such case as a result of an act or omission by the related Portfolio Obligor;

(iv) liens which may exist in accessions to the Financed Vehicles not financed by the Contracts; and

(v) any lien of the Collateral Agent noted on the certificate of title of a Financed Vehicle.

A Lien is being “contested in good faith as provided herein” if payment thereof is being contested in good faith and by appropriate proceedings, adequate book reserves have been set aside, and the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Person shall mean any legal person, including any individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

Portfolio shall mean, collectively, the Contracts and the Related Security, including the other Portfolio Documents.

Portfolio Default shall mean any event or condition that, with the giving of notice or the passage of time, or both, would constitute a Portfolio Event of Default.

Portfolio Documents shall mean the Contracts and any other documents, instruments and agreements entered into or provided by a Portfolio Obligor in connection with the Contracts and the related Financed Vehicles and the transactions contemplated thereby. In the event that any such document relates to a retail loan, retail lease or other financing that is not a Contract, “Portfolio Documents” shall include only such portion or rights under such documents to the extent related to such Contract, it being understood that “Portfolio Documents” shall not include such portion or rights under such document to the extent related to such other retail loan, retail lease or other financing and shall not include any interest in any collateral securing the Contract or the Portfolio Documents other than the Financed Vehicles related to such Contract.

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Portfolio Event of Default shall mean the occurrence of an “Event of Default” (or similar term of equivalent meaning) under the Portfolio Documents that is not cured within any applicable grace or cure period.

Portfolio Interest Certificate shall have the meaning given in the Titling Trust Agreement.

Portfolio Obligor shall mean (i) with respect to any Retail Note, the purchaser or any co-purchaser of the related Financed Vehicle or Financed Vehicles or any other Person, including the maker of a Guaranty, who owes payments under such Portfolio Document (whether as a principal or as a surety) and (ii) with respect to any Retail Lease, the lessee or any co-lessee of the related Financed Vehicle or Financed Vehicles or any other Person, including the maker of a Guaranty, who owes payments under such Portfolio Document (whether as a principal or as a surety).

Prepayment shall mean, with respect to a Repayment Date and to a Performing Contract, the portion of an Actual Payment in excess of the Scheduled Payment.

Proceeds shall have the meaning assigned to it in the UCC, and in any event, shall include, but not be limited to, all money and non-money proceeds of the Collateral, as applicable, goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights, investment property, deposit accounts and supporting obligations, and all of Borrower’s rights in and to any of the foregoing, and any and all rents, payments, charter hire and other amounts of any kind whatsoever due or payable under or in connection with the Collateral, including (without limitation) (A) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to the Collateral, (B) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of the Collateral by any Governmental Authority, bureau or agency or any other Person (whether or not acting under color of Governmental Authority), and (C) any and all other rents or profits or other amounts from time to time paid or payable under or in connection with the Collateral.

Related Retail Note Assets shall mean, with respect to a Contract that is a Retail Note, the right, title and interest of Borrower in and to the following assets:

(a) all amounts due on and under such Retail Note on and after the Cutoff Date and the fully executed original of such Retail Note;

(b) the security interests in the Financed Vehicles granted by Portfolio Obligors pursuant to such Retail Note and, to the extent permitted by law, in any accessions thereto which are financed by such Retail Note, and, where permitted by law, the original Certificate of Title and otherwise such documents, if any, that Borrower keeps on file in accordance with its customary procedures and subject to the Conflict Standard indicating that the related Financed Vehicle is owned by the Portfolio Obligor and subject to a security interest in favor of Borrower;

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(c) any proceeds from any Insurance Policies with respect to such Retail Note and the related Financed Vehicle and any documents evidencing or related to such Insurance Policies;

(d) any proceeds from Dealer Liability with respect to such Retail Note, proceeds from any Navistar Purchase Obligations with respect to such Retail Note and proceeds from any Guaranty of such Retail Note;

(e) the benefit of any lease assignments with respect to the Financed Vehicles; and

(f) any proceeds of the property described in clauses (a) through (e) above.

Related Security shall mean, with respect to a Retail Note or Retail Lease, the Related Retail Note Assets or the Related Titling Trust Assets, as applicable.

Related Titling Trust Assets shall mean, with respect to a Contract that is a Retail Lease, the following assets:

(a) each Financed Vehicle subject to such Retail Lease;

(b) the Certificate of Title of each such Financed Vehicle;

(c) the rights (but not the obligations) with respect to any such Retail Lease or Financed Vehicle, including the right to proceeds arising from all Navistar Purchase Obligations, if any, or any other repurchase obligation with respect to such Retail Lease or Financed Vehicle;

(d) all of the Borrower’s Dealer Agreement Rights (as such term is defined in the Titling Trust Agreement);

(e) any proceeds of any Insurance Policy with respect to such Retail Lease or Financed Vehicle and any documents evidencing or related to such Insurance Policies;

(f) any rights of the lessor with respect to any security deposit relating to such Retail Lease in accordance with the terms of such Retail Lease;

(g) the rights with respect to such Retail Lease or Financed Vehicle under the Titling Trust Servicing Agreement;

(h) all amounts due on and under such Retail Lease on and after the Cutoff Date and the fully executed original of such Retail Lease;

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(i) all proceeds of the foregoing, including all Collections and all Liquidation Proceeds and all Disposition Proceeds (as such terms are defined in the Titling Trust Agreement) with respect to such Financed Vehicle; and

(j) all other Titling Trust Assets relating to such Retail Lease.

Repayment Date shall mean the eighteenth day of each month, or if the 18th is not a Business Day, the next succeeding Business Day, commencing January 19, 2010, and ending on the Maturity Date.

Reporting Date shall mean October 31, 2009.

Residual Value shall mean, with respect to a TRAC Lease, an amount specified at lease inception in the TRAC Lease, and with respect to a Finance Lease, the amount of the Obligor’s purchase option under that Finance Lease.

Retail Lease shall mean a lease by a Portfolio Obligor, originated or acquired by Borrower or one or more of its Affiliates of one or more Financed Vehicles and listed on the Composite Schedule of Contracts. In the event at such lease also relates to leases of Financed Vehicles not listed on the Composite Schedule of Contracts, Retail Lease shall only include such portion or rights under such lease to the extent of the lease of the Financed Vehicle listed on the Composite Schedule of Contracts.

Retail Note shall mean a retail loan (including, without limitation, Idealease Transactions), originated or acquired by Borrower or one or more of its Affiliates evidenced by a note and secured by one or more Financed Vehicles and listed on the Composite Schedule of Contracts. In the event at such loan also relates to leases of Financed Vehicles not listed on the Composite Schedule of Contracts, Retail Loan shall only include such portion or rights under such loan to the extent of the loan of the Financed Vehicle listed on the Composite Schedule of Contracts.

S&P shall mean Standard & Poor’s Ratings Services, or its successor.

Schedule of Retail Leases shall mean the schedule attached to the LSA Assignment specifying the Retail Leases then being transferred to Borrower.

Scheduled Payment shall mean, with respect to any Performing Contract, a payment which (i) is in the amount required under the terms of such Performing Contract in effect as of the Cutoff Date except, in the case of any Performing Contract secured by more than one Financed Vehicle, including any changes in the terms of such Performing Contract resulting from a Full Prepayment with respect to any Financed Vehicle related thereto, including, in the case of a TRAC Lease, the TRAC Payment, and (ii) is payable by the Portfolio Obligor of such Performing Contract. When Scheduled Payment is used with reference to a Repayment Date after the Closing Date, it means the payment which is due in the related Monthly Period; provided, however, that in the case of the first Repayment Date, the Scheduled Payment shall include all such payments due from the Portfolio Obligor on or after the Cutoff Date.

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Series 2009-WFEFI Portfolio Assets shall mean, as of any date, all of the Retail Leases identified on any Schedule of Retail Leases attached to the LSA Assignment on or before such date, and the Related Titling Trust Assets with respect to such Retail Leases, other than any such Retail Leases that have been released from the Lien of the Agreement.

Series 2009-WFEFI Portfolio Certificate shall mean the Portfolio Interest Certificate representing the Series 2009-WFEFI Portfolio Interest.

Series 2009-WFEFI Portfolio Interest shall mean the portfolio interest created pursuant to the Series 2009-WFEFI Portfolio Supplement.

Series 2009-WFEFI Portfolio Supplement shall mean the Series 2009-WFEFI Portfolio Supplement to the Titling Trust Agreement, dated as of the Closing Date, among the Titling Trust, as Grantor and Initial Beneficiary, the General Interest Trustee, the Series 2009-WFEFI Portfolio Trustee and the Delaware Trustee.

Series 2009-WFEFI Portfolio Trustee shall mean The Bank of New York Mellon Trust Company, N.A.

Servicer shall mean Navistar Financial Corporation, a Delaware corporation.

Servicer Default shall mean any of the events specified in Section 7.01 of the Servicing Agreement; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

Servicer Termination Date shall mean the date designated by the Lender in a Termination Notice.

Servicing Agreement shall mean the Servicing Agreement dated as of December 16, 2009, between the Servicer and the Lender.

Servicing Fee shall mean, with respect to each calendar month after the occurrence and during the continuance of an Event of Default, a fee equal to the product of (x) 1/12 of 1 percent per annum and (y) the then outstanding principal amount of the Loan.

Special Purpose Entity shall have the meaning set forth in the Titling Trust Agreement.

Starting Contract Balance shall mean, (a) with respect to a Performing Contract that is a Retail Note, the aggregate principal amount advanced under such Performing Contract toward the purchase price of the Financed Vehicle or Financed Vehicles, including insurance premiums, service and warranty contracts, federal excise and sales taxes and other items customarily financed as part of a Retail Note and related costs, less payments received from the Portfolio Obligor prior to the Cutoff Date with respect to such Performing Contract allocable on the basis of the actuarial method to principal and (b) with respect to a Performing Contract that is a Retail Lease, the remaining Scheduled Payments or purchase option price set forth in the Retail Lease minus, without duplication, the sum of (i) Unearned Income and (ii) payments received from the Portfolio Obligor prior to the Cutoff Date with respect to such Performing Contract allocable to the principal portion of the lease payments.

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Subsidiary shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

Supplemental Servicing Fee shall have the meaning set forth in Section 2.09 of the Servicing Agreement.

Termination Notice shall mean the notice referred to in Section 7.02 of the Servicing Agreement specifying the Servicer Termination Date (as defined in the Servicing Agreement).

Titling Trust shall mean Navistar Leasing Company, a Delaware statutory trust.

Titling Trust Agreement shall mean the Trust Agreement, dated as of April 15, 1999, among Navistar Leasing, The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association, as successor-in-interest to Bank One, National Association), and BNY Mellon Trust of Delaware (as successor to Chase Bank USA, National Association, as successor-in-interest to Bank One Delaware, Inc.), as amended, modified or supplemented from time to time.

Titling Trust Assets shall mean the “Trust Assets” as defined in the Titling Trust Agreement.

Titling Trust Servicing Agreement shall mean the “Origination and Servicing Agreement” as defined in the Titling Trust Agreement.

Transaction Documents shall mean the Agreement, the Note, the Letter Agreement, and all other documents, instruments and agreements now or hereafter entered into or provided by the Borrower to evidence or secure, or in connection with the Loan and the transactions contemplated hereby which, for the avoidance of doubt, does not include the Portfolio Documents.

TRAC Lease shall mean a Retail Lease that provides for a TRAC Payment by the lessee at the expiration of the lease term pursuant to a provision in the lease that provides in substance that, at the end of the term of the lease, after the application of the proceeds of the sale of the Financed Vehicle (whether such sale is to the lessee, an Affiliate of the lessor or another Person) the lessee will be obligated to pay the lessor the excess of the TRAC Payment over the sale proceeds or the lessor will be obligated to pay the lessee the excess of the sale proceeds over the TRAC Payment.

17

TRAC Payment shall mean, with respect to a TRAC Lease, a fixed amount specified in the lease documents for such TRAC Lease.

UCC shall mean the applicable Uniform Commercial Code as the same may be in effect, from time to time, in the State of New York; provided that, in the event that, by reason of mandatory provisions of Applicable Law, any or all of the attachment, perfection or priority of the Lender’s security interest and Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

Unearned Income shall mean, with respect to any Contract, as of any date of determination, the portion of the Gross Balance thereof identified as unearned income by the Servicer, in accordance with its customary applicable accounting procedures.

Vehicle shall mean a new or used truck, truck chassis, bus van or trailer.

CONSTRUCTION.

(a) Unless the context of the Agreement otherwise clearly requires, references to the plural include the singular, the singular include the plural, the part includes the whole, and “or” has the inclusive meaning frequently identified by the phrase “and/or.”

(b) References to “determination” by Lender include a good faith estimate by Lender (in the case of a quantitative determination) and a good faith belief by Lender (in the case of a qualitative determination). References to the terms “acting reasonably” or “reasonably satisfactory to Lender, acting reasonably” or terms of similar import mean satisfactory or acceptable to Lender acting in a reasonable manner.

(c) The words “herein,” “hereunder” and “hereof’ and similar terms in the Agreement refer to the Agreement as a whole and not to any particular provision of the Agreement.

(d) The Agreement and all documents executed in connection herewith shall be construed without regard to the identity of the party which prepared the same, and no presumption shall arise as a result thereof.

(e) Any defined term in any of the Transaction Documents or the Portfolio Documents which refers to a document, instrument, agreement, or mortgage shall include any amendments, supplements, restatements or modifications entered into from time to time with respect to such document, instrument, agreement, or mortgage.

(f) Any reference to Lender or Borrower shall include their successors and permitted assigns.

(g) Any reference to an Applicable Law shall also mean such law as amended, superseded or replaced from time to time.

18

ANNEX B

INTEREST RATE; PRINCIPAL AMOUNT; PRINCIPAL INSTALLMENTS

Interest Rate: 5.86 percent per annum

Principal Amount: $79,340,969.37

Principal installments:

Repayment Date	Principal Amount Due	Repayment Date	Principal Amount Due
18-Jan-10	$2,411,607.95	18-Sep-11	$1,488,868.49
18-Feb-10	$2,413,664.27	18-Oct-11	$1,445,123.30
18-Mar-10	$3,482,877.00	18-Nov-11	$1,399,306.50
18-Apr-10	$2,360,903.25	18-Dec-11	$1,292,918.18
18-May-10	$2,646,031.80	18-Jan-12	$1,233,997.34
18-Jun-10	$2,378,452.10	18-Feb-12	$1,222,833.18
18-Jul-10	$4,044,356.14	18-Mar-12	$1,191,162.54
18-Aug-10	$3,462,127.81	18-Apr-12	$1,201,718.04
18-Sep-10	$2,130,386.98	18-May-12	$1,361,651.46
18-Oct-10	$1,958,868.62	18-Jun-12	$1,255,992.64
18-Nov-10	$1,762,126.60	18-Jul-12	$1,207,785.93
18-Dec-10	$1,742,648.62	18-Aug-12	$3,126,594.12
18-Jan-11	$1,652,000.15	18-Sep-12	$1,159,036.23
18-Feb-11	$1,490,560.52	18-Oct-12	$4,224,659.70
18-Mar-11	$1,556,273.46	18-Nov-12	$1,509,084.27
18-Apr-11	$1,471,231.63	18-Dec-12	$920,231.18
18-May-11	$1,511,609.96	18-Jan-13	$3,696,871.72
18-Jun-11	$1,451,901.74	18-Feb-13	$2,024,227.90
18-Jul-11	$1,431,795.26	18-Mar-13	$5,556,308.90
18-Aug-11	$1,463,173.89

1

ANNEX C

LENDER’S AND BORROWER’S

WIRE TRANSFER INSTRUCTIONS

LENDER

Bank Name:	Wells Fargo Bank Minnesota, N.A.
ABA#:
Credit Account #:
Account Name:	Wells Fargo Equipment Finance, Inc.
Phone Advise:	WFEFI Accounting 612-667-9780
Reference:	Navistar Financial Corporation Contract No.

BORROWER

Bank Name:	JPMorgan Chase Bank, N.A.
ABA #:
Account #:
Account Name:	NFC Proceeds Deposit Account
Reference:	2009-C WFEFI Loan Transaction

2

ANNEX D

FORM OF COMPLIANCE CERTIFICATE1

Month Ending Date:                                         ,

To:	WELLS FARGO EQUIPMENT FINANCE, INC.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement dated as of December 16, 2009 (as amended, restated or supplemented from time to time, the “Agreement”; capitalized terms defined therein being used herein as therein defined), between Navistar Financial Corporation (“Borrower”) and Wells Fargo Equipment Finance, Inc. (“Lender”).

The undersigned hereby certifies as of the date hereof that he/she is the chief financial officer of Borrower (or his/her designee), and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to Lender on behalf of Borrower, and that:

1. If Borrower no longer files its financial statements with the Securities and Exchange Commission, attached hereto as Schedule 1 are the financial statements [for the certificates delivered in March, June and September — for the most recent fiscal quarter] [for the certificate delivered in February – for the most recent fiscal year] of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower in accordance with GAAP at such date and for such period[, subject only to normal year-end audit adjustments and the absence of footnotes].

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such period Borrower performed and observed all of its obligations under the Transaction Documents, and

[to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Transaction Documents applicable to it such that no Default or Event of Default occurred.]

[1]	Items 1, 2, 3 and 5 will not be required for the Compliance Certificate to be delivered in December.

1

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

4. Attached hereto as Schedule 2 are the computations showing the calculations with respect to the negative covenants set forth in Sections 8.01(a) of (b) of the Credit Agreement (such provisions and related definitions all as in effect as of the Closing Date, without regard to any amendment, waiver, modification, deletion or other revision from time to time in the Credit Agreement after the Closing Date, none of which shall have any force or effect on such sections for purposes of the Agreement and the calculations set forth in Schedule 2).

5. In my capacity as                      and not in my individual capacity I have reviewed the Financial Statements attached hereto and hereby certify that there has been no change in GAAP, or in the application thereof, since October 31, 2008 [, except as set forth below].

6. The representations and warranties of the Borrower contained in Section 4 of the Agreement, or which are contained in any document furnished at any time under or in connection with the Transaction Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

7. The financial analyses required by Section 6.11(b) of the Agreement and the information set forth on Schedule 3 attached hereto are true and accurate on and as of the applicable date.

8.	As detailed in Schedule 3 attached hereto, the Advance Rate as of the Month Ending Date written above is %.

9. [if the Advance Rate exceeds the Maximum Advance Rate:] Borrower shall by the end of the calendar month in which this Compliance Certificate is delivered:

[Borrower to elect one:]

(x) remit to Lender an amount equal to the Deficiency as set forth in such Compliance Certificate. [So long as no Default or Event of Default then exists, Borrower hereby requests that Lender apply any payment of Deficiency to the principal amount of the Loan then outstanding in inverse order of maturity.]

(y) subject to the prior written consent from the Lender, which consent Lender may grant or withhold in its sole discretion, pledge sufficient additional Portfolio Documents as Collateral to bring the Advance Rate into compliance. If Lender consents to the pledge of additional Portfolio Documents, Borrower agrees to execute and deliver such supplements, amendments, UCC financing statements and other instruments, certificates, documents and agreements as Lender may require to perfect the Lender’s security interest in such additional Portfolio Documents and otherwise realize the benefits of the Agreement with respect to such additional Portfolio Documents.

2

(z) deposit cash or Eligible Investments in the Cash Collateral Account in an amount equal to such Deficiency. [So long as no Default or Event of Default then exists, Borrower hereby requests that Lender apply any Cash Collateral to the principal amount of the Loan then outstanding in inverse order of maturity.]

10. Each of the Contracts listed on Annex A attached to Schedule 4 to this Compliance Certificate is no longer a Performing Contract. So long as no Event of Default then exists: (x) without any further act, Lender’s Lien shall be deemed released with respect to any Portfolio Documents and the Related Security that are no longer Performing Contracts as set forth in Annex A to this Compliance Certificate, (y) Lender shall execute and deliver to Borrower the Release attached hereto as Schedule 4, which Release shall attach thereto Annex A thereto listing the Contracts that are no longer Performing Contracts as of such Statement Date that were not previously identified as no longer being Performing Contracts, and (z) to the extent that no Deficiency exists or would result after giving effect thereto, Lender shall pay to Borrower the amount of any Cash Collateral then in the Cash Collateral Account ($                    ).

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                                         ,             .

NAVISTAR FINANCIAL CORPORATION

By:
Name:
Title:

3

For the month ended                                          (“Statement Date”)

SCHEDULE 1

to the NFC Compliance Certificate

FINANCIAL STATEMENTS2

[2]	NFC shall not be obligated to deliver financial statements to Lender so long as such financial statements are filed with the SEC.

4

For the month ended                                         (“Statement Date”)

SCHEDULE 2

to the NFC Compliance Certificate

FINANCIAL COVENANT CALCULATIONS

[NFC to provide the detail on covenant calculation]

5

For the month ended                                          (“Statement Date”)

SCHEDULE 3

to the NFC Compliance Certificate

A: Current Outstanding Principal Balance of the Loan minus amounts currently on deposit in the Cash Collateral Account: $

B: Aggregate Contract Balance under Performing Contracts (as defined in the Agreement): $

Advance Rate = A divided by B (expressed as a percentage) (                    %) (Current Outstanding Principal Balance of the Loan minus amounts currently on deposit in the Cash Collateral Account divided by Aggregate Contract Balance under Performing Contracts)

If the Advance Rate exceeds the Maximum Advance Rate (defined in the next sentence), then the Deficiency is calculated as set forth below. The Maximum Advance Rate shall be 50% for so long as either (x) a Servicer Default exists or (y) the calculations in Schedule 2 to this Compliance Certificate show that the Borrower is not in compliance with the financial covenants in Sections 8.01(a) of (b) of the Credit Agreement (such provisions and related definitions all as in effect as of the Closing Date, without regard to any amendment, waiver, modification, deletion or other revision from time to time in the Credit Agreement after the Closing Date, none of which shall have any force or effect on such sections for purposes of the Agreement and the calculations set forth in Schedule 2); otherwise, the Maximum Advance Rate is:

With respect to Compliance Certificate	Maximum Advance Rate
First Quarterly Compliance Certificate	62.0%
Second Quarterly Compliance Certificate	61.0%
Third Quarterly Compliance Certificate and thereafter	60.0%

Maximum Loan Amount = Maximum Advance Rate (                    )% multiplied by the Aggregate Principal Balance under Performing Contracts ($                                        ) = $

Deficiency = Outstanding Principal Balance of the Loan ($                                    ) minus amounts currently on deposit in the Cash Collateral Account ($                                    ) and minus the Maximum Loan Amount ($                                        ) = ($                                        )

6

For the month ended                                          (“Statement Date”)

SCHEDULE 4

to the NFC Compliance Certificate

RELEASE

THIS RELEASE, dated as of                     , 201    , is made by Wells Fargo Equipment Finance, Inc., a Minnesota corporation (“Lender”), and relates to the security interest and lien granted by Navistar Financial Corporation, a Delaware corporation (the “Borrower”), pursuant to the Loan and Security Agreement, dated as of December 16, 2009 (as amended, supplemented, restated or otherwise modified from time to time (the “Loan and Security Agreement”), between Lender and Borrower. Capitalized terms used herein and not defined herein have the meanings assigned to such terms in the Loan and Security Agreement. The Lender hereby releases from the security interest and lien created pursuant to the Loan and Security Agreement, without representation, warranty or recourse, express or implied, all of its right, title and interest in, to and under the Contracts listed on Schedule A hereto and all Related Security related thereto.

WELLS FARGO EQUIPMENT FINANCE, INC.

By:
Name:
Title:

7

Schedule A to Release

[List Contracts that are no longer Performing Contracts]

8

ANNEX E

FORM OF PORTFOLIO DOCUMENTS

[attach index and forms of Navistar loan and lease documents]

9

ANNEX F

NOTICE OF ASSIGNMENT

[to be provided on NFC’s letterhead]

NOTICE OF ASSIGNMENT

Re:                                          No.                                         dated                                         , 20     (the “Contract”) between Navistar Financial Corporation (“Navistar”) and                                                                                  (“Customer”)

Navistar hereby gives notice to Customer that it has assigned to Wells Fargo Equipment Finance, Inc. (“WFEFI”) all of Navistar’s right, title and interest in, to and under the Contract and all payments owing thereunder.

Navistar hereby irrevocably directs Customer to make any and all payments required or permitted to be made under the Contract directly to WFEFI at the following address:

All such payments should be payable to “Wells Fargo Equipment Finance, Inc.” This includes all payments invoiced by Navistar and not yet paid by Customer.

If Customer’s Contract is currently set up for ACH payment from Customer’s bank account, WFEFI will initiate these ACH payments in the future. You do not need to take any action to re-establish ACH payments with WFEFI.

Navistar agrees that payment to WFEFI according to this letter will relieve Customer of its obligation to make such payment to Navistar pursuant to the Contract.

Customer should settle all claims against Navistar arising prior to                                 , 20    , whether arising under the Contract or otherwise, directly with Navistar. Customer should not, without WFEFI’s prior written consent: (i) seek to modify or amend the Contract, (ii) assign, encumber or sublet its rights under the Contract or in the equipment leased under the Contract, (iii) exercise any of its rights under the Contract which are exercisable only with the consent of Navistar, (iv) return the equipment under the Contract to Navistar, or (v) settle any insurance claims with respect to the equipment. WFEFI is irrevocably appointed as Customer’s attorney-in-fact to make claim for, receive payment of and execute and endorse all documents, checks or drafts received under any insurance policy in payment for loss or damage to the equipment.

A copy of each notice which Customer is required to give to Navistar under the terms of the Contract should be sent by Customer to WFEFI (instead of Navistar) at its address set forth above or at such other address as WFEFI may hereafter notify Customer.

1

Navistar has agreed with WFEFI that WFEFI may delivery a copy of this Notice, including delivery by fax.

Navistar Financial Corporation

By:
Name:
Title:

2